                                 SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. 3)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PIPER JAFFRAY COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
            Common Stock. $1.00 par value per share
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
            19,403,097 shares*
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            $37.25 -- negotiated per share acquisition price
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
            $722,765,363.25
        ------------------------------------------------------------------------
    (5) Total fee paid:
            $144,554.00*
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

    *Note: This figure represents the number of outstanding shares of Common Stock, $1.00 par value per share, of the Registrant as of March 20, 1998. Of the total fee, $142,513.00 was previously wired to the SEC on January 19, 1998; the balance, $2,041.00, was wired to the SEC in connection with this filing.

                      ---------------------------------------

                            PIPER JAFFRAY COMPANIES INC.

                               222 SOUTH NINTH STREET
                           MINNEAPOLIS, MINNESOTA  55402

                      ---------------------------------------




Dear Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of Piper Jaffray Companies Inc. (the "Company") to be held at the offices of the Company, 11th Floor Conference Center, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, on April 30, 1998, at 3:00 p.m., local time.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 14, 1997 (the "Merger Agreement"), providing for the merger of Cub Acquisition Corporation, a wholly owned subsidiary of U.S. Bancorp, with and into the Company (the "Merger"). Upon consummation of the Merger, the Company will become a wholly owned subsidiary of U.S. Bancorp, and the Company's stockholders will be entitled to receive $37.25 in cash, without interest, for each share of the Company's common stock held by them.

     Details of the proposed Merger and Merger Agreement are set forth in the accompanying Proxy Statement which you are urged to read carefully in its entirety. A copy of the Merger Agreement is also attached to the Proxy Statement as Appendix A.

     Your Board of Directors has carefully considered and unanimously approved the proposed Merger and has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote FOR approval of the Merger Agreement. The Board of Directors has been advised by Keefe, Bruyette & Woods, Inc. that, in its opinion, the consideration to be paid by U.S. Bancorp in the Merger is fair, from a financial point of view, to the Company's stockholders as of the date of such opinion. A copy of such opinion is attached to the Proxy Statement as Appendix B, and you are urged to read such opinion in its entirety.

     It is important that your shares be represented at the Special Meeting. Whether or not you expect to attend the Special Meeting in person, please promptly complete, sign and date the enclosed proxy card and return it in the enclosed, postage prepaid envelope as promptly as possible.


                              Sincerely,

                              /s/ Addison L. Piper

                              Addison L. Piper
                              President, Chairman and Chief Executive Officer

March 24, 1998

                            PIPER JAFFRAY COMPANIES INC.

                               222 SOUTH NINTH STREET
                           MINNEAPOLIS, MINNESOTA  55402



                                -------------------

                                     NOTICE OF
                          SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON APRIL 30, 1998

                                -------------------


To the Stockholders:

     A Special Meeting of Stockholders of Piper Jaffray Companies Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 11th Floor Conference Center, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, on April 30, 1998, at 3:00 p.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 14, 1997 (the "Merger Agreement"), among the Company, U.S. Bancorp, a Delaware corporation ("USB"), and Cub Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of USB (the "Merger Subsidiary"), pursuant to which, among other things, the Merger Subsidiary will be merged with and into the Company (the "Merger"), the separate corporate existence of the Merger Subsidiary will cease and the Company will be the surviving corporation in the Merger. Upon the effectiveness of the Merger, the Company will become a wholly owned subsidiary of USB and each outstanding share of common stock, par value $1.00 per share, of the Company (other than shares as to which dissenters' appraisal rights shall have been properly exercised and perfected under Delaware law and shares owned by the Company or any of its subsidiaries) will be converted, without any action on the part of the holder thereof, into the right to receive $37.25 in cash, without interest, all as more fully set forth in the accompanying Proxy Statement and in the Merger Agreement, a copy of which is attached thereto as Appendix A.

     2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

     The Board of Directors of the Company unanimously approved the proposed Merger and has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders. Accordingly, the Board of Directors unanimously recommends that you vote FOR approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger.

     The Board of Directors has fixed the close of business on March 13, 1998, as the record date for the Special Meeting. Accordingly, only stockholders of record at the close of business on such date are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Details of the Merger and other important information are more fully described in the accompanying Proxy Statement. Please give this information your careful consideration.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AT THE SPECIAL MEETING.

                              By Order of the Board of Directors

                              /s/ David E. Rosedahl

                              David E. Rosedahl, Secretary
March 24, 1998

                            PIPER JAFFRAY COMPANIES INC.

                               222 SOUTH NINTH STREET
                           MINNEAPOLIS, MINNESOTA  55402




                                -------------------

                                  PROXY STATEMENT
                                        FOR
                          SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON APRIL 30, 1998

                                -------------------


     This Proxy Statement is being furnished to holders of common stock, par value $1.00 per share (the "Company Common Stock"), of Piper Jaffray Companies Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at 3:00 p.m., local time, on April 30, 1998, at the offices of the Company, 11th Floor Conference Center, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, and any adjournment thereof.

     The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 14, 1997 (the "Merger Agreement"), among the Company, U.S. Bancorp, a Delaware corporation ("USB"), and Cub Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of USB (the "Merger Subsidiary"), pursuant to which, among other things, the Merger Subsidiary will be merged with and into the Company (the "Merger"), the separate corporate existence of the Merger Subsidiary will cease and the Company will be the surviving corporation in the Merger. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

     Upon the effectiveness of the Merger, each outstanding share of Company Common Stock (other than shares as to which dissenters' appraisal rights shall have been properly exercised and perfected under Delaware law and shares owned by the Company or any of its subsidiaries) will be converted, without any action on the part of the holder thereof, into the right to receive $37.25 in cash, without interest. In addition, each outstanding stock option to purchase Company Common Stock will be converted into the right to acquire common stock, par value $1.25 per share, of USB ("USB Common Stock") pursuant to the terms of the Merger Agreement. As a result of the Merger, the Company will become a wholly owned subsidiary of USB.

     The consummation of the Merger is subject to obtaining the requisite approval from the Company's stockholders, necessary regulatory approvals, and certain other conditions, all as more fully described in this Proxy Statement. See "Summary" and "The Merger--Conditions to Consummation of the Merger."

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 24, 1998. A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "The Special Meeting--Voting at the Special Meeting."

                            ----------------------------

                 The date of this Proxy Statement is March 24, 1998

                               AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy statements and other information that is filed electronically by the Company with the SEC. The address of the site is http://www.sec.gov. The Company Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                            ----------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR USB SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 TABLE OF CONTENTS

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Date, Time and Place of the Special Meeting . . . . . . . . . . . . . . .5
     Record Date, Quorum and Shares Entitled to Vote . . . . . . . . . . . . .5
     Proxies and Revocation of Proxies . . . . . . . . . . . . . . . . . . . .6
     Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . .6
     Purpose of the Special Meeting. . . . . . . . . . . . . . . . . . . . . .6
     Required Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . . . .7
     Recommendation of the Board of Directors. . . . . . . . . . . . . . . . .7
     Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . . . . .7
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . .7
     Interests of Certain Persons in the Merger. . . . . . . . . . . . . . . .8
     Business Pending Consummation of the Merger . . . . . . . . . . . . . . .8
     Conditions to Consummation; Termination; Termination Fee. . . . . . . . .8
     Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Market Price for the Company's Common Stock . . . . . . . . . . . . . . .9
     Paying Agent; Surrender of Stock Certificates . . . . . . . . . . . . . .9

FINANCIAL SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Matters to be Considered at the Meeting . . . . . . . . . . . . . . . . 11
     Voting at the Special Meeting . . . . . . . . . . . . . . . . . . . . . 11

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     General; Merger Consideration . . . . . . . . . . . . . . . . . . . . . 12
     Structure of the Merger . . . . . . . . . . . . . . . . . . . . . . . . 13
     Effective Time and Closing Date . . . . . . . . . . . . . . . . . . . . 13
     Payment For Shares; Stock Transfers . . . . . . . . . . . . . . . . . . 13
     Treatment of Stock Options. . . . . . . . . . . . . . . . . . . . . . . 14
     Background of the Merger. . . . . . . . . . . . . . . . . . . . . . . . 15
     Reasons for the Merger and Recommendation of the Board of Directors . . 19
     Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . . . . 21
     Representations and Warranties. . . . . . . . . . . . . . . . . . . . . 26
     Business Pending Consummation of the Merger . . . . . . . . . . . . . . 27
     Restrictions on Solicitation. . . . . . . . . . . . . . . . . . . . . . 28
     Conditions to Consummation of the Merger. . . . . . . . . . . . . . . . 28
     Employee Benefits and Plans . . . . . . . . . . . . . . . . . . . . . . 30
     Termination of Merger Agreement; Termination Fee. . . . . . . . . . . . 31
     Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Certain Federal Income Tax Consequences of the Merger . . . . . . . . . 32
     Interests of Certain Persons in the Merger. . . . . . . . . . . . . . . 33
     Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . 35
     Accounting Treatment of the Merger. . . . . . . . . . . . . . . . . . . 36


                                          3

RIGHTS OF DISSENTING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . 36

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF THE COMPANY . 39

MARKET PRICE AND DIVIDEND INFORMATION FOR THE COMPANY'S COMMON STOCK BY
     FISCAL QUARTER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

INFORMATION CONCERNING USB AND THE MERGER SUBSIDIARY . . . . . . . . . . . . 41

INDEPENDENT PUBLIC AUDITORS. . . . . . . . . . . . . . . . . . . . . . . . . 41

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . 41

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . 42

APPENDICES
     Appendix A: Agreement and Plan of Merger. . . . . . . . . . . . . . . .A-1
     Appendix B: Opinion of Keefe, Bruyette & Woods, Inc.. . . . . . . . . .B-1
     Appendix C: Section 262 of the Delaware General Corporation Law --
                 Dissenters' Appraisal Rights. . . . . . . . . . . . . . . .C-1

                                       SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. EACH STOCKHOLDER SHOULD READ CAREFULLY THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY.

GENERAL

     This Proxy Statement relates to the proposed Merger of Merger Subsidiary, a wholly owned subsidiary of USB, with and into the Company pursuant to the Merger Agreement. Following the Merger, the Company, as the surviving corporation in the Merger, will continue its operations as a wholly owned subsidiary of USB.

     THE COMPANY. The Company, which was founded in 1895, offers individual investor, investment banking, investment management and trust services through its wholly owned subsidiaries. It is the parent company of Piper Jaffray Inc. ("PJI"), an investment firm with 89 retail sales offices and 18 capital markets offices in 19 Midwest, Mountain, Southwest and Pacific Coast states. PJI is a member of the SIPC, the New York Stock Exchange and other major stock exchanges. Other subsidiaries of the Company include Piper Capital Management Incorporated ("PCM"), a money management company with $12.8 billion under management; Piper Trust Company, a provider of trust services to individuals and institutions; and Piper Jaffray Ventures, a private equity venture capital firm investing in emerging growth companies. The Company is a Delaware corporation with its principal offices at Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402 and its telephone number is (612) 342-6000.

     USB. USB is the result of a merger between First Bank System, Inc. of Minneapolis and U.S. Bancorp, formerly headquartered in Portland, Oregon. With approximately $71 billion in assets, USB is the 15th largest bank holding company in the nation operating more than 1,000 banking offices in 17 states:
Minnesota, Oregon, Washington, Colorado, California, Idaho, Nebraska, North Dakota, Nevada, South Dakota, Montana, Iowa, Illinois, Utah, Wisconsin, Kansas and Wyoming. USB provides comprehensive banking, trust, investment and payment systems products and services to consumers, businesses and institutions. It operates a network of 4,500 ATMs throughout the United States and 24-hour, seven days a week telephone customer service centers. USB is the largest provider of Visa corporate and purchasing cards in the world and one of the largest providers of corporate trust services in the United States. Its principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402 and its telephone number is (612) 973-1111.

     MERGER SUBSIDIARY. The Merger Subsidiary is a wholly owned subsidiary corporation of USB organized under the laws of the State of Delaware in December 1997 for the purposes of entering into the Merger Agreement and effecting the Merger. The Merger Subsidiary has not engaged in any activities other than in connection with the transactions contemplated by the Merger Agreement. The Merger Subsidiary's address and telephone number are the same as USB's.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The Special Meeting of Stockholders of the Company will be held on April 30, 1998, at 3:00 p.m., local time, at the offices of the Company, 11th Floor Conference Center, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota.

RECORD DATE, QUORUM AND SHARES ENTITLED TO VOTE

     Only holders of record of shares of Company Common Stock at the close of business on March 13, 1998 (the "Record Date") are entitled to vote at the Special Meeting and any adjournment thereof. At the close of business on the Record Date, there were outstanding 19,400,936 shares of Company Common Stock that are entitled to vote at the Special Meeting. Each share of Company Common Stock is entitled to one vote at the Special Meeting.

     The presence either in person or by properly executed proxy of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

     If a quorum is not present at the Special Meeting or if a quorum is present but sufficient votes to approve the Merger Agreement are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to a later date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present or represented at the meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR the Merger Agreement in their discretion; persons named as proxies will not have discretion to vote proxies marked AGAINST the Merger Agreement and such proxies will not be voted in favor of an adjournment. At any such adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally held and proxies will be voted thereat as directed.

PROXIES AND REVOCATION OF PROXIES

     The enclosed proxy card permits each stockholder to specify that shares be voted "FOR" or "AGAINST" (or "ABSTAIN" from) approval and adoption of the Merger Agreement. If properly executed and returned, such proxies will be voted in accordance with the choice specified. Where a signed proxy card is returned, but no choice is specified, the shares will be voted FOR approval of the Merger Agreement.

     A proxy relating to the Special Meeting may be revoked by the stockholder at any time before it is exercised; however, mere attendance at the meeting will not itself have the effect of revoking the proxy. A stockholder may revoke a proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date. A stockholder may also revoke a proxy by affirmatively electing to vote in person while attending the Special Meeting.

SOLICITATION OF PROXIES

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telecopy and telegram by directors, officers and employees of the Company. Arrangements have also been made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Company Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, MacKenzie Partners, Inc. has been engaged by the Company to act as proxy solicitors and will receive fees not in excess of $10,000 plus expenses.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting and any adjournment thereof, stockholders of record on the record date will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement, and such other matters as may be properly brought before the Special Meeting.

REQUIRED VOTE

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock is required for approval and adoption of the Merger Agreement. See "The Special Meeting -- Voting at the Special Meeting."

THE MERGER

     Subject to the terms and conditions of the Merger Agreement, at the Effective Time (as defined below), the Merger Subsidiary will merge with and into the Company, at which time the separate corporate existence of the Merger Subsidiary will cease and the Company will be the surviving corporation (the "Surviving Corporation") in the Merger and each outstanding share of Company Common Stock (other than shares of Company Common Stock for which dissenters' rights shall have been appropriately exercised and perfected under Delaware law and shares owned by the Company or any of its subsidiaries) will be converted into the right to receive $37.25 in cash, without interest (the "Merger Consideration"). See "The Merger--Structure of the Merger" and "Rights of Dissenting Stockholders."

     At the Effective Time, each stock option to acquire Company Common Stock (collectively, the "Company Stock Options") granted under the Company's 1993 Omnibus Stock Plan (the "Company Stock Plan") that is outstanding and unexercised prior to the Effective Time shall become converted automatically at the Effective Time into an option to purchase shares of USB Common Stock, and will continue to be governed by the terms of the Company Stock Plan, which will be assumed by USB. Pursuant to the terms of the Company Stock Plan and the individual stock option agreements, all outstanding Company Stock Options not theretofore vested and exercisable will vest and become exercisable at the Effective Time. The number of shares of USB Common Stock subject to such options and the exercise price of such options will be adjusted as set forth in the Merger Agreement. See "The Merger--Treatment of Stock Options."

     As of March 13, 1998, the Company had outstanding 19,400,936 shares of Company Common Stock and 1,251,159 options to acquire Company Common Stock.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective on the date and time of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or such later date and time as may be set forth in such certificate (the "Effective Time"). See "The Merger--Effective Time and Closing Date."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby. The Company's Board of Directors believes that the Merger is in the best interests of the Company and its stockholders and recommends that such stockholders vote "FOR" the matters to be voted on at the Special Meeting. See "The Merger--Reasons for the Merger and Recommendation of the Board of Directors." In considering the recommendation of the Board of Directors of the Company with respect to the Merger, stockholders should be aware that certain members of the Company's management and the Company's Board of Directors may be deemed to have interests in the Merger that are in addition to their interests as Company stockholders generally. See "--Interests of Certain Persons in the Merger" below and "The Merger--Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR

     Keefe, Bruyette & Woods, Inc. ("KBW"), which has acted as financial advisor to the Company, has advised the Board of Directors that, in its opinion, the consideration to be received by Company stockholders in the Merger is fair, from a financial point of view, to the holders of Company Common Stock. The full text of the KBW opinion, which describes the procedures followed, assumptions made and other matters in considering such opinion, is set forth in Appendix B to the Proxy Statement and should be read in its entirety by Company stockholders. See "The Merger--Opinion of Financial Advisor."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In general, the receipt of cash for shares of Company Common Stock pursuant to the terms of the Merger Agreement (or cash received in connection with the exercise of dissenters' appraisal rights under Delaware law) will be a taxable transaction for federal income tax purposes and may be a taxable transaction for state, local and other tax purposes as well. Because of the many factors that must be taken into account in determining the possible tax consequences of the Merger, stockholders are urged to consult their own tax advisors concerning the tax consequences to them based upon their particular circumstances. See "The Merger--Certain Federal Income Tax Consequences of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Company's management and the Company's Board of Directors may be deemed to have interests in the Merger that are in addition to their interests as Company stockholders generally. These interests include, among other things, provisions in the Merger Agreement relating to indemnification, directors' and officers' liability insurance and certain other benefits as summarized below.

     In connection with the execution of the Merger Agreement, the Company and USB entered into employment agreements with Addison L. Piper, President, Chief Executive Officer and Chairman of the Board of Directors of the Company;
Andrew S. Duff, President of PJI and a director of the Company; Paul A. Dow, Chief Executive Officer of PCM; Bruce C. Huber, director of Equity Capital Markets for PJI; Ross E. Rogers, director of Individual Investor Services for PJI; and Thomas A. Stanberry, director of Fixed Income Capital Markets for PJI; the terms of each of which will become effective as of the Effective Time (collectively, the "Employment Agreements"). In addition, USB will establish a retention program funded with cash and restricted shares of USB Common Stock to be allocated to key personnel of the Company (including certain executive officers) following consummation of the Merger. The Company's Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.
See "The Merger -- Interests of Certain Persons in the Merger."

BUSINESS PENDING CONSUMMATION OF THE MERGER

     The Company agreed in the Merger Agreement to refrain from taking certain actions relating to its operations pending consummation of the Merger without the prior written consent of USB, except as otherwise permitted by the Merger Agreement. See "The Merger--Business Pending Consummation of the Merger."

CONDITIONS TO CONSUMMATION; TERMINATION; TERMINATION FEE

     Consummation of the Merger is subject to, among other things: (i) approval of the Merger Agreement by the requisite vote of the stockholders of the Company; (ii) receipt of all requisite governmental regulatory approvals referred to below without any condition or restriction the effect of which would have been such that USB would not reasonably have entered into the Merger Agreement had such condition or restriction been known at the time the Merger Agreement was executed; (iii) receipt of all consents or approvals, other than regulatory approvals, required for the consummation of the Merger, unless the failure to obtain such consent or approval is not reasonably likely individually or in the aggregate to have a material adverse effect on the Surviving Corporation; and (iv) no court or governmental authority having taken any action that prohibits the Merger. See "The Merger--Conditions to Consummation of the Merger."

     The Merger Agreement may be terminated (i) at any time prior to the Effective Time by mutual consent of the Company and USB; (ii) at any time prior to the Effective Time by either the Company or USB if, under certain conditions, there is a breach by the other party of a representation, warranty, covenant or agreement contained in the Merger Agreement which is not timely cured or curable; (iii) at any time prior to the Effective Time by either the Company or USB if the Merger does not occur on or before August 31, 1998; (iv) by USB if, at any time prior to the Special Meeting, the Company's Board of Directors shall have withdrawn or modified or changed its recommendation to Company stockholders in a manner adverse to the interests of USB; (v) by the Company if, immediately after termination of the Merger Agreement, the Company enters into a definitive agreement with a third party as required in order to properly discharge the fiduciary duties of the Board of Directors; and (vi) if certain conditions set forth in the Merger Agreement are not met. See "The Merger--Conditions to Consummation of the Merger" and "The Merger--Termination of Merger Agreement; Termination Fee."

     Under certain circumstances after a termination of the Merger Agreement, the Company may be obligated to pay USB a fee of $19,500,000. See "The Merger--Termination of Merger Agreement; Termination Fee."

REGULATORY APPROVALS

     The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under Section 4 of the Bank Holding Company Act. An application has been filed by USB with the Federal Reserve Board for such approval. The Merger is subject to various other federal and state regulatory approvals, as well as approvals or consents of various self-regulatory organizations. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "The Merger--Regulatory Approvals."

WAIVER AND AMENDMENT

     Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefited by the provision or amended or modified by an agreement in writing between the parties or authorized by their respective boards of directors, except that, after approval of the Merger by the Company's stockholders, no amendment may be made which under applicable law requires further approval of the Company's stockholders without obtaining such further approval. The Company intends to resolicit stockholder approval of the Merger if either or both of the companies waive material conditions. See "The Merger--Waiver and Amendment."

ACCOUNTING TREATMENT

     The Merger will be accounted for under the purchase method of accounting.

DISSENTERS' RIGHTS

     Pursuant to Section 262 ("Section 262") of the Delaware General Corporation Law (the "DGCL"), the text of which appears as Appendix C to this Proxy Statement, any record holder of Company Common Stock who does not wish to accept the Merger Consideration may dissent from approval of the Merger and elect to have the fair value of his or her shares of Company Common Stock (exclusive of any element of value arising from the accomplishment or expectations of the Merger) judicially determined and paid to him or her in cash, provided that he or she complies with the provisions of Section 262. See "Rights of Dissenting Stockholders."

MARKET PRICE FOR THE COMPANY'S COMMON STOCK

     The Company Common Stock is listed on the New York Stock Exchange under the name Piper Jaffray Companies Inc. and traded under the symbol "PJC." On December 12, 1997, the last trading day before the public announcement of the execution of the Merger Agreement, the reported closing sale price per share of Company Common Stock was $29.75. On March 19, 1998, the reported closing sale price per share of Company Common Stock was $36.9375. Stockholders may wish to obtain a current quotation for the Company Common Stock. For additional information concerning historical market prices of the Company Common Stock, see "Market Price and Dividend Information for the Company's Stock."

PAYING AGENT; SURRENDER OF STOCK CERTIFICATES

     Upon consummation of the Merger, U.S. Bank National Association (or such other bank as USB appoints that is reasonably acceptable to the Company) (the "Paying Agent") will promptly distribute to each stockholder a letter of transmittal and instructions for delivery of their stock certificates to the Paying Agent. Promptly after receipt of a properly executed letter of transmittal, together with such holders' stock certificates, the Paying Agent will distribute to each stockholder the amount of cash to which such holder is entitled under the Merger Agreement after giving effect to any required tax withholdings. See "The Merger--Payment For Shares, Stock Transfers."

                                 FINANCIAL SUMMARY

     Set forth below are certain selected historical consolidated financial and other data for the Company for each of the five years ended September 30, 1993 through 1997. The financial data for the five years ended September 30, 1997, have been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company and its subsidiaries for such years, including the notes thereto and the reports thereon. More comprehensive financial information is included in such reports, and the financial data that follows are qualified by reference to such financial statements and related notes thereto and the reports thereon of Deloitte & Touche LLP, independent auditors for the Company, as well as Management's Discussion and Analysis of Financial Condition and Results of Operations and Selected Quarterly Financial Data contained in Exhibit 13 to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, which is incorporated by reference in this Proxy Statement. See "Incorporation of Certain Documents By Reference."


  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
  FISCAL YEARS ENDING SEPTEMBER                                1997           1996           1995           1994           1993
----------------------------------------------------------------------------------------------------------------------------------
  REVENUE
  Commissions                                               $  218,139     $  185,301     $  145,492     $  147,539     $  128,940
  Profits on principal transactions                            162,340        165,284        124,910        101,381         95,656
  Investment banking                                            98,335         98,812         64,138         61,146        112,829
  Interest                                                      53,107         41,130         33,765         24,792         19,110
  Asset management fees                                         37,517         37,442         43,913         51,917         40,811
  Other income                                                  32,456         25,935         19,489         10,736         13,379
----------------------------------------------------------------------------------------------------------------------------------
          Total revenue                                        601,894        553,904        431,707        397,511        410,725
          Interest expense                                      26,964         16,866         11,741          7,242          4,774
----------------------------------------------------------------------------------------------------------------------------------
          Net revenue                                          574,930        537,038        419,966        390,269        405,951
----------------------------------------------------------------------------------------------------------------------------------
  NON-INTEREST EXPENSE
  Employee compensation                                        372,703        343,518        262,110        245,567        254,198
  Other operating expense                                      200,713        181,559        180,509        104,572         83,441
----------------------------------------------------------------------------------------------------------------------------------
          Total non-interest expense                           573,416        525,077        442,619        350,139        337,639
----------------------------------------------------------------------------------------------------------------------------------
  INCOME (LOSS) BEFORE INCOME TAXES                              1,514         11,961        (22,653)        40,130         68,312
  INCOME TAXES (BENEFIT)                                           560          4,665         (8,535)        14,848         27,325
----------------------------------------------------------------------------------------------------------------------------------
  NET INCOME (LOSS)                                         $      954     $    7,296     $  (14,118)    $   25,282     $   40,987
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  PER SHARE DATA
  Net income (loss)                                         $      .05     $      .40     $     (.82)    $     1.41     $     2.28
  Dividends                                                        .30            .30            .30            .70            .50
  Shareholders' equity                                            9.15           9.17           8.90           9.76           9.01
----------------------------------------------------------------------------------------------------------------------------------
  OTHER DATA (AT YEAR END)
  Total assets                                              $1,131,869     $  923,740     $  679,763     $  584,447     $  535,146
  Shareholders' equity                                      $  171,563     $  166,825     $  155,724     $  167,803     $  157,912
  Common shares outstanding (IN
  THOUSANDS)                                                    18,754         18,197         17,500         17,188         17,531
  Total full-time employees                                      3,133          2,956          2,703          2,658          2,427
  Total retail branch offices(1)                                    89             78             77             74             72
  Piper Capital assets under management (IN BILLIONS)       $     12.8     $      9.1     $      9.4     $     11.6     $     12.0
----------------------------------------------------------------------------------------------------------------------------------


  (1) IN 1997 EIGHT satellite LOCATIONS WERE RECLASSIFIED AS BRANCH OFFICES, WHICH ACCOUNTS FOR THE MAJORITY OF THE CHANGE OVER 1996.

                                THE SPECIAL MEETING


INTRODUCTION

     This Proxy Statement is provided to the stockholders of the Company in connection with the Special Meeting to be held on April 30, 1998 at 3:00 p.m., local time, at the offices of the Company, 11th Floor Conference Center, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, and any adjournment thereof. The approximate date this Proxy Statement is first being sent to stockholders of the Company is March 24, 1998.

MATTERS TO BE CONSIDERED AT THE MEETING

     Each copy of this Proxy Statement mailed to stockholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. At the Special Meeting, stockholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and (ii) such other matters as may properly be brought before the Special Meeting. The Merger Agreement is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

VOTING AT THE SPECIAL MEETING

     Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the close of business on the Record Date, 19,400,936 shares of Company Common Stock were outstanding and entitled to vote at the Special Meeting. So far as is known to the Company, there are three beneficial owners of more than 5% of the Company Common Stock. As of the Record Date, the Piper Jaffray Companies ESOP (the "ESOP") owned 7,708,684 shares of Company Common Stock, representing approximately 39.7% of the outstanding shares of Company Common Stock on such date. Based on Schedule 13G filings made with the SEC as of December 31, 1997, Carl Marks Management Company, L.P., along with its general partners Robert C. Ruocco and Andrew M. Boas, and Wellington Management Company, LLP may be deemed to own 1,034,600 and 1,004,500 shares of Company Common Stock, respectively, representing approximately 5.3% and 5.2%, respectively, of the outstanding shares of Company Common Stock. In addition, as of the Record Date, the directors and executive officers of the Company owned, in the aggregate, 633,558 shares of Company Common Stock (including 180,835 shares held for the benefit of such persons in the ESOP), representing approximately 3.3% of the outstanding shares of Company Common Stock on such date.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by affirmatively electing to vote in person while attending the Special Meeting. A stockholder who attends the Special Meeting, however, need not revoke the proxy and vote in person unless the stockholder wishes to do so. All valid, unrevoked proxies will be voted at the Special Meeting in accordance with the instructions given. IF THE SIGNED PROXY IS RETURNED WITHOUT INSTRUCTIONS, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. The presence, in person or by properly executed proxy, of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Common Stock is required to approve the Merger Agreement. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter submitted to the stockholders for a vote. Abstentions have the same effect as "no" votes in determining whether the proposal is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Special Meeting and have the same effect as "no" votes in determining whether the proposal is approved. Although the Notice of Special Meeting provides for transaction of such other business as may properly come before the meeting, the Board of Directors of the Company has no knowledge of any matters to be presented at the meeting other than those referred to herein. The accompanying proxy, however, gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

     In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present but sufficient votes to approve the Merger Agreement are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present or represented at the meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR the Merger Agreement in their discretion; persons named as proxies will not have discretion to vote proxies marked AGAINST the Merger Agreement and such proxies will not be voted in favor of an adjournment.

     With respect to the Company Common Stock held by the ESOP, the participants in the ESOP are authorized to direct how votes are cast by giving instructions to the ESOP fiduciaries. Each participant may direct the voting of such shares in the proportion which the value of that participant's benefit in the ESOP fund bears to the total value of all benefits therein. Under the provisions of the ESOP, any shares held by the ESOP for which timely instructions are not received from the participants are to be voted in the same proportion of yeas and nays on each issue as are cast with respect to all other shares voted at the meeting (including shares for which participants' instructions have been received and shares not held by the ESOP). The individual instructions of each participant will be held in confidence by the independent inspectors of election, unless disclosure is required by law. The independent inspectors of election will report to the ESOP fiduciaries only the aggregate instructions received from all ESOP participants. Neither the ESOP fiduciaries, nor the Company and its directors, officers and employees, will see the individual participant's instructions.

     In accordance with the provisions of the ESOP and applicable law, the ESOP fiduciaries generally will be required to follow the instructions received from participants when voting the Company Common Stock held by the ESOP. The ESOP fiduciaries also are required under applicable law to assure themselves that the participants' instructions are obtained in a fair manner, without coercion or undue influence, and that giving effect to such instructions and to the ESOP provisions for the voting of shares for which no instructions are received is consistent with the prudent investor and other fiduciary standards applicable to the ESOP fiduciaries.

     No vote of the stockholders of USB is required in connection with the Merger Agreement.

     The obligations of the Company and USB to consummate the Merger are subject, among other things, to the condition that the stockholders of the Company approve and adopt the Merger Agreement. See "The Merger -- Conditions to Consummation of the Merger."


                                     THE MERGER

     THE FOLLOWING SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, INCLUDING THE APPENDICES HERETO, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT IS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.


GENERAL; MERGER CONSIDERATION

     The Company's Board of Directors has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby. With certain limited exceptions described below, under the terms of the Merger Agreement, each share of Company Common Stock outstanding at the Effective Time will be converted into the right to receive the Merger Consideration of $37.25 in cash, without interest.

     The Company's Board of Directors believes that the terms of the Merger Agreement are fair to, and in the best interests of, the Company and the Company's stockholders and unanimously recommends that Company stockholders vote to approve and adopt the Merger Agreement and the consummation of the transactions contemplated thereby.

     This section of this Proxy Statement describes certain aspects of the proposed Merger, including the principal provisions of the Merger Agreement. Certain capitalized terms used herein without definition shall have the meaning ascribed to them in the Merger Agreement, to which reference is made and by which the discussion below is qualified in its entirety.


STRUCTURE OF THE MERGER

     Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, the Merger Subsidiary will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will continue its corporate existence under the laws of the State of Delaware and the separate corporate existence of the Merger Subsidiary will terminate. Except as specifically provided in the Merger Agreement, the Certificate of Incorporation of the Company and By-Laws of the Merger Subsidiary in effect at the Effective Time of the Merger will be the Certificate of Incorporation and By-Laws of the Surviving Corporation. Upon consummation of the Merger, each outstanding share of Company Common Stock held by a stockholder, except shares held by a stockholder who validly exercises and perfects dissenters' appraisal rights under Delaware law and any Treasury Shares (as defined in the Merger Agreement), will be converted automatically, and without any action on the part of the holder thereof, into the right to receive the Merger Consideration of $37.25 in cash, without interest. See "Rights of Dissenting Stockholders."

     The Company and USB have agreed that USB may change the method of effecting the Merger, including by merging the Company with and into USB, by merging the Company with and into a direct or indirect wholly owned subsidiary of USB other than the Merger Subsidiary or by merging any such subsidiary with and into the Company, and the Company shall cooperate in such efforts, including by entering into an appropriate amendment to the Merger Agreement; PROVIDED, HOWEVER, that any such actions may not (i) alter or change the amount or kind of the Merger Consideration or the treatment of holders of Company Stock Options, or
(ii) materially impede or delay receipt of any requisite regulatory consent or approval or the consummation of the transactions contemplated by the Merger Agreement.

     The Company and USB currently intend to effectuate, or cause to be effectuated, during calendar year 1999, the combination (the "Subsidiary Combination") of PJI with U.S. Bancorp Investments, Inc., a wholly owned subsidiary of USB, under the name of U.S. Bancorp Piper Jaffray Inc. The Company and USB have agreed to cooperate and take all requisite actions, including without limitation, executing all requisite documentation, prior to or following the Effective Time to consummate the Subsidiary Combination.
The Company and USB also have agreed to cooperate and take all requisite additional action prior to or following the Effective Time to merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons.

EFFECTIVE TIME AND CLOSING DATE

     The Merger will become effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a Certificate of Merger in accordance with Section 251 of the DGCL, or at such later date and time as may be set forth in such certificate. Subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Company and USB are to cause the Merger to become effective on a date (the "Closing Date") not later than three business days after the last of the conditions to consummation of the Merger has been satisfied or waived (or, at the election of USB, on the last business day of the month in which such day occurs) or on such other date as USB and the Company may agree.

PAYMENT FOR SHARES; STOCK TRANSFERS

     USB will make available or cause to be made available to the Paying Agent amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of Merger Consideration to holders of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

     Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of outstanding shares of Company Common Stock a form (mutually agreed to by USB and the Company) of a letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause the Paying Agent to pay to each person entitled thereto a check in the amount to which such person is entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate.

     If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable.

     One hundred and eighty days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent that have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding on the Effective Time, and thereafter such holders shall be entitled to look to USB only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party to the Merger Agreement shall be liable to any holder of certificates formerly representing shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock and USB shall reimburse the Surviving Corporation for such charges and expenses.

     At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive the Merger Consideration. At and after the Effective Time, there will be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

     If a certificate for Company Common Stock has been lost, stolen or destroyed, the Paying Agent will issue the Merger Consideration upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

     STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A DULY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

TREATMENT OF STOCK OPTIONS

     At the Effective Time, each then outstanding Company Stock Option shall be converted into and become the right to acquire a number of shares of USB Common Stock, equal to the product, rounded down to the nearest whole share, of (1) the number of shares of Company Common Stock subject to the Company Stock Option and
(2) the Company Common Stock Conversion Ratio (as defined below), at a per share exercise price, rounded up to the nearest cent, equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option divided by (z) the product of the Company Common Stock Conversion Ratio and the number of shares of Company Common Stock subject to the Company Stock Option; PROVIDED, HOWEVER, that in the case of any Company Stock Option which is an "incentive stock option," as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the adjustments provided by the Merger Agreement shall be effected in a manner consistent with Section 424(a) of the Code. At or prior to the Effective Time, the Company and USB shall make all necessary arrangements with respect to the Company Stock Plan to permit the assumption of such Company Stock Options (or any substitute options) by USB. Under the Merger Agreement, "Company Stock Option Conversion Ratio" means the ratio of $37.25 and the Base Period Stock Price rounded to the nearest 1/1000th of a share. "Base Period Stock Price" means the average of the mean high and low sales prices per share of USB Common Stock on the NYSE Composite Transactions Tape, as reported by the Wall Street Journal, for each of the five consecutive trading days immediately preceding the date of the Effective Time.

     Pursuant to the Company Stock Plan and the individual stock option agreements, all outstanding Company Stock Options not theretofore vested and exercisable will vest and become exercisable at the Effective Time. At the Effective Time, USB will assume each then outstanding Company Stock Option, as converted, in accordance with the terms of the Company's Stock Option Plan and the stock option agreement by which it is evidenced. At or prior to the Effective Time, USB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of USB Common Stock for delivery upon exercise of Company Stock Options assumed by it. On the Closing Date, USB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of USB Common Stock subject to such Company Stock Options not exercised prior to the Effective Time and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding.

BACKGROUND OF THE MERGER

     The Board of Directors' recommendation to stockholders of the Company to approve the Merger is the result of an investigation and evaluation of the Company's challenges and opportunities for enhancing stockholder value. Although the Company's historic strategy and intention have been to remain an independent financial services firm, the Board of Directors and senior executives of the Company have monitored the effects on the Company and other participants in the financial services industry of regulatory and competitive changes in the securities industry.

     The Company completed its fiscal year ended September 30, 1997 with record revenues having settled the last of its derivatives-related class action lawsuits and established accruals for the estimated remaining costs of litigation and regulatory inquiries related to funds or assets managed by PCM as well as certain other litigation matters and related litigation costs. Despite its historical success, the Company is experiencing increasing competition in each of its business areas resulting from, among other things, the globalization of capital flows, the commoditization of market information and transaction execution and the industry consolidation permitted by regulatory change. Notwithstanding increased competition, the securities of publicly-traded securities firms are trading near all time highs, due, in part, to the Federal Reserve Board's recent decisions to allow commercial banks greater access to the securities industry and the resulting acquisitions of brokerage and investment banking firms by commercial banks and bank holding companies.

     On December 30, 1996, the Federal Reserve Board announced a change to the regulations governing the securities affiliates of commercial banks, which took effect on March 6, 1997. The changes increased from 10 percent to 25 percent the percentage of revenues that commercial banks may derive from "ineligible" activities, essentially equity and debt underwriting, of securities affiliates. Since March 1997, a number of acquisitions of brokerage and investment banking firms by commercial banks and bank holding companies have been announced, including: Bankers Trust New York Corporation's acquisition of Alex. Brown, Incorporated; Swiss Bank Corporation's acquisition of Dillon Read & Co.; BankAmerica Corporation's acquisition of Robertson Stephens & Company; NationsBank Corporation's acquisition of Montgomery Securities; and First Union Corporation's acquisition of Wheat First Butcher Singer, Inc.

     As part of the investigation and evaluation process of the Board of Directors and senior executives of the Company over the last 15 months, Addison L. Piper, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company, Andrew S. Duff, the President of Piper Jaffray Inc., Deborah K. Roesler, the Chief Financial Officer of the Company, and John Otterlei, the Company's director of mergers and acquisitions, have met from time to time with senior executives of other industry participants to discuss changes in the financial services industry and to understand the opportunities for strategic alliances or other business relationships or transactions that might be of benefit to the Company and its stockholders. Set forth below is a description of the material activities of the Board of Directors and senior executives of the Company together with a summary of the discussions with USB that have resulted in the transaction now being proposed for stockholder approval.

     In November 1996, Mr. Piper and the chief executive officer of Company A, a large national investment banking firm met to discuss their respective views of the industry and the opportunities presented by a changing regulatory environment.

     In January 1997, Mr. Piper and Mr. Duff had preliminary exploratory discussions with executives of Company B, a Midwest-based investment banking firm, regarding a strategic alliance or business combination.

     In February 1997, the chief executive officer of Company C, a national investment banking firm, initiated a discussion with Mr. Piper regarding the strategic opportunities of combining the activities of Company C and the Company. Mr. Duff had further exploratory discussions with executives of Company C regarding a potential business combination in March 1997. In September 1997, Mr. Piper and Mr. Duff met a number of times with executives of Company C to discuss the strategic needs and opportunities of both firms. In late September 1997, the chief executive officer of Company C indicated that it was not prepared to engage in specific discussions regarding a strategic transaction between Company C and the Company.

     On July 23, 1997, Mr. Piper and Mr. Duff met with John F. Grundhofer, the President and Chief Executive Officer of USB and Richard A. Zona, the Vice Chairman of USB, at the invitation of the USB executives. The purpose of the meeting was to discuss the executives' respective views on the financial services industry and the strategic needs and opportunities of each company. The executives did not specifically discuss a combination of the Company and USB.

     On July 24, 1997, the Board of Directors of the Company met with Mr. Piper, Mr. Duff and Ms. Roesler in executive session after its regularly scheduled meeting to discuss the impact of regulatory changes and industry consolidation on the future performance and strategy of the Company. At the meeting, Mr. Piper and Mr. Duff reviewed, among other things, their various discussions with industry participants. The Board of Directors took no action during the executive session other than to concur with the plans of senior executives of the Company to continue, in appropriate circumstances, to participate in exploratory discussions regarding strategic alternatives.

     Later in 1997, Mr. Piper contacted the chairman and chief executive officer of Company D, a Midwest-based investment banking firm to inquire whether he had an interest in discussing a strategic alliance or other business combination between Company D and the Company. As a result of Mr. Piper's inquiry, the two executives subsequently met to discuss their respective views on the industry, the strategic needs and opportunities of each firm and the compatibility of the two organizations.

     In September 1997, Mr. Piper and Mr. Duff met with an executive of
Company E, a commercial bank holding company with an investment banking subsidiary. Although the meeting had been scheduled for purposes of discussing certain ongoing business relationships between the Company and Company E, Mr. Piper and Mr. Duff inquired about the acquisition by Company E of Company E's investment banking operations. As a result of those and subsequent discussions, it was agreed that a formal presentation regarding the operations of the Company would be made to executives of Company E in mid-October, 1997.

     On September 22, 1997, Mr. Piper and Mr. Duff met with Mr. Grundhofer and Mr. Zona at the invitation of the USB executives. During that meeting the USB executives disclosed that USB intended to expand its securities activities through the acquisition of an investment bank. Mr. Grundhofer explained that the Company would be USB's primary acquisition candidate. Mr. Piper responded that the Company's senior executives and Board of Directors were in the process of reviewing strategic alternatives for the Company and no decision had been made as to whether the Company would be prepared to enter into any business combination.

     On October 10, 1997, Mr. Piper and Mr. Zona met at the request of Mr. Piper to clarify USB's potential interest in expanding its securities activities. During that meeting Mr. Zona indicated that USB was in discussions with a number of acquisition candidates and confirmed USB's ongoing interest in entering into discussions regarding an acquisition of the Company. Mr. Zona asked whether and when the Company would be prepared to consider entering into discussions regarding a business combination with USB. On October 13, 1997, Mr. Piper and Mr. Zona spoke by telephone to schedule a meeting for October 17, 1997, during which executives from the Company and USB would each present a business overview of their respective companies that might serve as a basis for further discussions.

     During the week of October 13, 1997, Mr. Piper and Mr. Duff met with each member of the Board of Directors by telephone or in person to review the substance of discussions with third parties since the Board of Directors' July meeting. During the same period, Mr. Piper met with the chairman and chief executive officer of Company F, a Midwest-based bank holding company, to discuss Company F's view of the strategic value of combining the activities of commercial banks and investment banks.

     On October 16, 1997, Mr. Piper, Mr. Duff, Ms. Roesler and Mr. Otterlei made a presentation to executives of Company E regarding the operations and financial performance of the Company.

     On October 17, 1997, Mr. Piper, Mr. Duff, Ms. Roesler and Mr. Otterlei presented a business overview of the operations and financial performance of the Company to Mr. Grundhofer, Mr. Zona and other officers of USB.

     On November 5, 1997, during a regularly scheduled meeting of the Board of Directors, Mr. Otterlei presented an analysis of strategic alternatives for enhancing stockholder value. The Board of Directors and senior executives of the Company engaged in an extensive review of senior management's discussions with industry participants as well as industry trends and the performance of the Company in each of its business areas. Mr. Otterlei's review was followed by a discussion by the Board of Directors of the benefits and risks to stockholders and the Company associated with the Company (i) remaining independent,
(ii) merging with another investment banking firm, (iii) selling a minority interest to a strategic buyer, (iv) being acquired by a larger investment banking firm, (v) being acquired by a commercial bank holding company without an existing investment banking operation, and (vi) being acquired by a commercial bank holding company with an existing investment banking operation. During its discussion of the Company's future as an independent firm, the Board of Directors concluded that firms that successfully combine the strengths of commercial banks with those of investment banks could have significant competitive advantages due to, among other things, a broader range of product offerings, an expanded customer base, increased distribution capabilities, stronger capitalization and greater economies of scale. The Board of Directors considered it likely that it would become increasingly difficult for the Company independently to maintain its historical success as industry consolidation increased the number of stronger, better capitalized competitors. The Board of Directors also questioned whether a merger with or a sale to another investment banking firm or a sale of a minority interest in the Company to a strategic buyer would provide a sufficiently enhanced platform of products, customers, capital and economies of scale from which to compete successfully against firms with investment banking and commercial banking capabilities and, accordingly, whether another investment bank or a strategic investor would be prepared to enter into a transaction providing value to the Company's stockholders commensurate to the value provided to the Company's stockholders by a sale of the Company to a commercial holding bank company. During the meeting, the Board of Directors arrived at the consensus that certain of the alternatives to remaining independent, particularly a strategic transaction with a commercial bank holding company, might represent superior value to stockholders and concurred in the recommendation of Mr. Piper that the Company's executives should continue exploratory discussions regarding a strategic transaction for the Company.

     On November 6, 1997, Ms. Roesler met with Susan E. Lester, the Chief Financial Officer of USB, to provide Ms. Lester with certain additional information requested by USB.

     On November 12 and 14, 1997, meetings occurred between executives of the Company and executives of USB. During these meetings, the USB executives presented an overview of USB's business operations and strategy. The USB and Company executives engaged in an extensive discussion of the strategic needs and opportunities of each firm, the compatibility of their operating approaches, client relationships and similar matters. They also discussed the strategic logic of a transaction and the synergies between the two companies that would contribute value to a potential transaction.

     On November 18, 1997, Mr. Piper, Mr. Duff, Ms. Roesler and Mr. Otterlei met with executives from Company E. The Company executives presented additional information regarding the operations of the Company and there was a general discussion of the operating synergies that might be available in a potential business combination of the three companies. During a subsequent meeting later that day, the Company executives informed the executives from Company E that the Company was also exploring other strategic alternatives and asked when Company E would be prepared to indicate whether it was interested in entering into discussions regarding a transaction with the Company. The executives from Company E explained that they were in the process of compiling information on the Company and other investment banking organizations in anticipation of a review by Company E's senior management of its own investment banking operations to begin in mid-December. The Company E executives expected that the strategic review process would include an analysis of whether Company E should consider acquisitions as part of a strategy for building its investment banking business, and, if so, subsequent discussions about a number of potential acquisition candidates. The Company executives indicated to the Company E executives that, given the status of its discussions with another party, it would likely be necessary for the Company to decide whether to pursue a transaction with that party prior to mid-December.

     During the afternoon of November 21, 1997, Mr. Piper, Mr. Duff, Ms. Roesler and Mr. Otterlei met with Mr. Grundhofer, Mr. Zona and Ms. Lester. During the meeting, Mr. Zona proposed that USB acquire the Company for $32.31 per share of outstanding Company Common Stock. Mr. Zona also indicated that as part of the transaction, USB would require that key management employees enter into employment and non-competition agreements and that USB was considering establishing a key-employee retention program involving cash and restricted shares of USB Common Stock. Mr. Zona also addressed certain integration issues. The executives of the Company and USB also discussed the strategic and operational fit of the two organizations. The USB executives then described and compared USB's employee benefit programs to those of the Company and Ms. Lester reviewed the scope of due diligence required by USB if the Company determined to proceed with the transaction. At the conclusion of the meeting, Mr. Piper indicated that the Company would respond in a timely manner to USB's proposal.

     After the conclusion of their meeting with the USB executives, Mr. Piper, Mr. Duff, Ms. Roesler and Mr. Otterlei met with the Company's legal advisers to discuss the USB proposal. Thereafter, Mr. Piper telephoned Mr. Zona to inform him that the Company's management was prepared to pursue further discussions regarding USB's proposal and that Mr. Otterlei would be contacting Mr. Zona to arrange a meeting.

     Between November 21, 1997 and November 30, 1997, Mr. Piper and Mr. Duff reviewed USB's proposals with each member of the Board of Directors of the Company by telephone or in person.

     On December 2, 1997, representatives of the Company and USB met to discuss USB's proposal. During the meeting, the USB executives were informed that although the Company's Board of Directors had not determined that a sale of the Company would be in the best interest of stockholders, the consensus of the Board of Directors and executives of the Company was that USB's interest should be fully explored, together with other alternatives for enhancing stockholder value. It was indicated that USB's proposal was not, in the view of the Company's management, sufficiently attractive from a financial point of view, given the unique value of the Company to USB. Mr. Otterlei reviewed the benefits to USB resulting from the combination of the Company's and USB's investment banking, retail brokerage, asset management and trust businesses.
Mr. Otterlei also provided the USB executives with compensation information for Company revenue-producing employees so that USB might be in a better position to analyze the adequacy of the proposed retention program. The Company's representatives informed the USB executives that the Company's executives were prepared to assist USB in evaluating the adequacy of a retention program, but such discussions would be separate and apart from negotiations on the value to be received by the Company's stockholders in a transaction.

     On December 3, 1997, Mr. Duff and Ms. Roesler met with representatives of Company E for purposes of providing them with additional information about the Company in order to aid their strategic review. During that meeting, the representatives from Company E confirmed that Company E's senior management was not expected to begin its consideration of the results of the strategic review of Company E's investment banking operations until mid-December and that Company E would not be in a position to determine the extent of its interest in entering into discussions regarding a transaction with the Company until the conclusion of that internal review process. They also indicated that they were compiling information on a number of other investment banking organizations.

     From December 5, 1997 through December 8, 1997, representatives of the Company and USB had several meetings by telephone or in person to discuss USB's proposal. On December 8, 1997, representatives of USB indicated that it was prepared to agree to pay $37.25 per outstanding share of Company Common Stock provided that the Company agree to not solicit offers or expressions of interest from any third parties through December 31, 1997 and to immediately enter into negotiations regarding the terms of a definitive Merger Agreement.

     During the afternoon of December 8, 1997, the Board of Directors of the Company met in a telephonic meeting to hear a report on the status of discussions with USB. Mr. Piper reviewed the substance and status of discussions with Company E. The Company's counsel then reviewed for the Board of Directors the discussions with USB and summarized the fundamental terms of USB's proposal. Mr. Otterlei compared and contrasted the financial terms of USB's proposal with the financial terms of other comparable transactions. After an extended discussion of USB's proposal and other strategic alternatives for enhancing stockholder value, the Board of Directors determined that the proposed transaction with USB had compelling benefits to the stockholders of the Company and that Company E's interest, if any, in pursuing a strategic transaction with the Company was not sufficiently definite to form a basis for deciding not to enter into negotiations with USB. The Board of Directors authorized the Company's executives, on behalf of the Company, to enter into a confidentiality and non-solicitation agreement with USB and to commence negotiations, subject to the approval of the Board of Directors, on the definitive terms of the Merger Agreement.

     During the evening of December 8, 1997, USB and the Company entered into a confidentiality and non-solicitation agreement providing USB with an "exclusivity" period ending on December 31, 1997. From December 9, 1997 through December 14, 1997, management of USB and its legal and financial advisors conducted a due diligence review of the Company and management and legal representatives of USB and the Company negotiated the definitive terms of the Merger Agreement. During the same period, management of USB and its legal advisors negotiated the terms of the Employment Agreements with certain executives of the Company and their separate legal advisor and executives of USB and the Company met several times to discuss integration issues and the details of the retention program.

     On December 14, 1997, the Company's Board of Directors met to consider the proposed Merger. At the meeting, legal counsel to the Board of Directors reviewed their duties and responsibilities as directors of a Delaware corporation. Members of the Company's senior management presented the terms of the proposed Merger. The Company's legal advisors reviewed the terms of the Merger Agreement, a draft of which had previously been circulated to members of the Board of Directors, and the relevant legal issues. KBW rendered its opinion that, as of December 14, 1997, the Merger Consideration was fair to the stockholders of the Company from a financial point of view. KBW also advised the Board of Directors that the ratio of the nominal value of the retention program proposed by USB to retain key personnel to the present value of the proposed transaction was reasonable when compared to similar transactions. Mr. Piper reviewed the terms and conditions of the Employment Agreements with certain executives of the Company that USB was requiring as a condition to entering into the Merger Agreement and the comparability of compensation payable thereunder with the current compensation of such executives. After due consideration of these matters, which are more specifically described in "--Reasons for the Merger and Recommendation of the Board of Directors," the Board of Directors, acting both without and with Mr. Piper and Mr. Duff present, determined that the Merger was in the best interests of the Company and its stockholders and unanimously approved the Merger Agreement and the transactions contemplated thereby.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company, and the Board of Directors with Mr. Piper and Mr. Duff abstaining, has unanimously approved the Merger Agreement and the transactions contemplated thereby and directed that the Merger Agreement be submitted to stockholders of the Company for adoption at the Special Meeting. Stockholders should be aware that Mr. Piper, Mr. Duff and other members of management have interests that may present them with potential conflicts of interest. See "--Interests of Certain Persons in the Merger." The Board of Directors was aware of these potential conflicts and (with Mr. Piper and Mr. Duff absent) considered them in making their recommendation and approving the Merger Agreement. Mr. Piper and Mr. Duff subsequently expressed their concurrence with such actions. The Board of Directors believes that the Merger is fair to and in the best interests of stockholders, and unanimously recommends the adoption of the Merger Agreement.

     In reaching its conclusion that the Merger is fair to and in the best interests of the Company's stockholders, the Board of Directors considered a variety of factors which favor the Merger, including the following:

     (i) the premium that the Merger Consideration of $37.25 per share, in all cash form, represents over historical and current trading prices for the Company Common Stock;

     (ii) the opinion of KBW that the Merger Consideration of $37.25 per share is fair to stockholders of the Company from a financial point of view;

     (iii) the advice of KBW that the Merger Consideration compares favorably with the consideration paid in similar transactions;

     (iv) the feasibility and likely effect on stockholder value of strategic alternatives to the Merger, including remaining independent, merging with or being acquired by another investment banking firm or selling a minority interest to a strategic partner;

     (v) the Company's competitive position and the rapidly increasing competition in the Company's core businesses from better capitalized competitors, including commercial bank holding companies, with broader customer bases;

     (vi) the likelihood that the Merger will be consummated given the terms and conditions of the Merger Agreement, the scope of the Company's disclosure and USB's due diligence review of the Company's activities and condition;

     (vii) the scope and results of management's discussions with other industry participants;

     (viii) the extensive negotiations between USB and the Company over the amount of Merger Consideration and the unique strategic value of the Company to USB due to geographic and product line considerations; and

     (ix) the contractual right of the Company to take certain actions in response to unsolicited acquisition proposals, the circumstances under which the Company may terminate the Merger Agreement, the amount of termination fees and the circumstances under which such fees are payable.

     The Board of Directors also considered the following factors which disfavor the Merger:

     (i) the possibility that a public sale or auction process could result in an offer to purchase the Company for an amount in excess of $37.25 per share;

     (ii) the possibility that the value of the Company to potential acquirors might increase over time as the number of independent investment banks decreased due to continued industry consolidation; and

     (iii) the possibility that the value of the Company to existing stockholders as an independent entity might increase over time due to better than anticipated future operating results.

     The Board of Directors of the Company considered the following factors to neither favor nor disfavor the Merger:

     (i) the non-financial terms and conditions of the Merger Agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations to consummate the proposed transaction; and

     (ii) the regulatory approvals needed to consummate the Merger and the likelihood that such approvals would be obtained in a timely manner.

     The above discussion of factors considered by the Company's Board of Directors is not intended to be exhaustive, but does represent the material factors considered by the Board in making its collective determination that the Merger is fair and in the best interests of the Company and its stockholders. The Board of Directors evaluated the Merger in light of their knowledge of the business and operations of the Company and their business judgment. In view of the variety of factors considered in connection with evaluation of the Merger, the Board of Directors did not find it practical to, and did not, quantify or assign relative weights to the specific factors considered in its determination. Moreover, individual members of the Board of Directors may have assigned different weights to different factors. However, the discussion among the members of the Board of Directors evidenced the general view that the fact that the Merger Consideration, payable in cash, represents a premium over historical and current trading prices for the Company Common Stock and compares favorably with the consideration received by other investment banking firms in recent similar transactions and the Board's view that the Merger represents the strategic alternative most likely to obtain the highest value reasonably available to the Company's stockholders strongly supported the Board's determination to approve the Merger. Discussions among the members of the Board of Directors also evidenced the general view that although a public sale or auction process could theoretically have resulted in a higher per share price than the Merger Consideration of $37.25 per share, such a public sale or auction would have materially and adversely affected the Company's competitive position and its ability to retain employees and customers and pursue its strategic plan, which would have led to a lower realizable value for its current stockholders. In addition, the Board of Directors, informed by the scope and results of discussions between the Company's executives and other industry participants and the presentation of KBW, evidenced the general view in its discussions that the unique strategic value of the Company to USB as a result of geographic and product line considerations and the extensive negotiations between USB and the Company over the amount of Merger Consideration made the possibility that a public sale or auction process would have resulted in a higher value to stockholders than Merger Consideration of $37.25 per share remote. The Board of Directors' discussions also evidenced the view that the possibility of a future increase in the value of the Company due to further industry consolidation or better than anticipated operating results was too speculative and conjectural to outweigh the significant realizable value of the Merger to the Company's stockholders. The Board of Directors' discussions also evidenced the view that the terms of the Merger Agreement would not preclude the Company from considering and responding to unsolicited offers to acquire the Company on meaningfully more attractive financial terms during the extensive period between the announcement of the proposed Merger and the date on which stockholders would vote on the transaction.

     THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

OPINION OF FINANCIAL ADVISOR

     On December 9, 1997, the Company engaged KBW to act as its financial advisor in connection with the Merger. Pursuant to the terms of its engagement, KBW agreed to assist the Company in analyzing, reviewing and effecting a transaction with USB. KBW has been retained by the Board of Directors of the Company as an independent contractor to act as financial adviser to the Company with respect to the Merger. The Board retained KBW because KBW is a nationally recognized investment banking firm, is familiar with the Company and its business, and, as part of its investment banking business, is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of financial services companies, KBW has experience in, and knowledge of, the valuation of financial services enterprises.

     As part of its engagement, representatives of KBW attended the meeting of the Company's Board of Directors held on December 14, 1997 at which the Company's Board of Directors considered and approved the Merger Agreement. At the December 14, 1997 meeting, KBW made a detailed presentation to the Board of Directors based on KBW's analysis of the proposed transaction as described in materials distributed to the Board of

Directors at the meeting. KBW rendered an oral opinion (subsequently confirmed in writing) that, as of such date the Merger Consideration was fair to the holders of shares of the Company Common Stock from a financial point of view. Such opinion was reconfirmed in writing as of the date of this Proxy Statement. KBW was not asked to and did not make any recommendation to the Board of Directors of the Company as to the form or amount of the Merger Consideration, which was determined on the basis of arms-length negotiations between the Company and USB. The Company imposed no limitations on the scope of KBW's investigations or the procedures to be followed by KBW in rendering its opinion.

     The full text of KBW's updated written opinion dated as of the date of this Proxy Statement is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix B. The Company stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in connection therewith.

     KBW'S OPINION IS DIRECTED TO THE COMPANY'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE MERGER CONSIDERATION. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY COMPANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

     KBW has informed the Company that in arriving at its written opinion, KBW, among other things: (1) reviewed the Company's Annual Reports to stockholders and Annual Reports on Form 10-K, including related financial information for the five fiscal years ended September 30, 1997 and the Company's quarterly reports on Form 10-Q and related unaudited financial information for the quarterly periods ended December 31, 1997, June 30, 1997, March 31, 1997 and December 31, 1996; (2) reviewed USB's Annual Reports on Form 10-K and related audited financial information for the four fiscal years ended December 31, 1996 and USB's quarterly reports on Form 10-Q and related unaudited financial information for the quarterly periods ended September 30, 1997, June 30, 1997 and March 31, 1997; (3) reviewed certain limited financial information, including financial forecasts, relating to the respective businesses, earnings, assets and prospects of the Company furnished to KBW by senior management of the Company;
(4) conducted certain discussions with members of senior management of the Company concerning the businesses, financial condition, earnings, assets, liabilities, operations, regulatory condition, financial forecasts, contingencies and prospects of the Company; (5) reviewed the historical market prices and trading activity for the Company Common Stock and USB Common Stock and compared them with that of certain publicly traded companies which KBW deemed to be relevant; (6) compared the respective results of operations of the Company and USB with those of certain companies which KBW deemed to be relevant and, specifically with respect to USB, the financial ability of USB to consummate the transaction; (7) compared the proposed financial terms of the Merger contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which KBW deemed to be relevant; (8) reviewed the Merger Agreement; and (9) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as KBW deemed necessary.

     In preparing its opinion, KBW, with the Company's consent, assumed and relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to it by the Company, including that contemplated in the numbered items above, and KBW has not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of the Company or USB or any of their subsidiaries, nor has it been furnished any such evaluation or appraisal. In addition, it has not conducted any physical inspection of the properties or facilities of the Company or USB. With the Company's consent, KBW also assumed and relied upon the senior management of the Company as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefore) provided to, and discussed with, KBW. In that regard, KBW has assumed with the Company's consent that such forecasts, including without limitation, financial forecasts, adequacy of reserves, future economic conditions and results of operations reflect the best currently available estimates and judgments of the senior management of the Company. KBW's opinion is predicated on the Merger receiving the tax and accounting treatment contemplated in the Merger Agreement. KBW's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     KBW's opinion was rendered without regard to the necessity for, or level of, any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approval for the Merger.

     In connection with rendering its opinion dated December 14, 1997, KBW performed a variety of financial analyses, consisting of those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by KBW in this regard, although it describes all material analyses performed by KBW. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, KBW believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying KBW's opinion.

     In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of USB, the Company and KBW. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of KBW's analysis of the fairness to the stockholders of the Company of the Merger Consideration and were provided to the Company's Board of Directors in connection with the delivery of KBW's opinion. KBW gave the various analyses described below approximately similar weight and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the comparison of selected companies analysis and the analysis of selected merger transactions summarized below, no company utilized as a comparison is identical to the Company or USB. Accordingly, an analysis of comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of the companies concerned. The analyses do not purport to be appraisals or to reflect the process by which the Company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, KBW's opinion is just one of many factors taken into consideration by the Company's Board of Directors.

     The projections furnished to KBW and used by it in certain of its analyses were prepared by the senior management of the Company. The Company does not publicly disclose internal management projections of the type provided to KBW in connection with its review of the Merger, and as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such projections.

     The following is a summary of the material analyses presented by KBW to the Company's Board of Directors on December 14, 1997 in connection with its December 14, 1997 opinion.

     SUMMARY OF PROPOSAL. KBW calculated multiples which were based on the assumed per share purchase price of $37.25 and aggregate deal value of $734,831,000, based on 19,727,000 fully diluted shares outstanding. KBW also used the Company's December 12, 1997 closing stock price of $29.75, September 30, 1997 stated book value of $9.15 per share, fiscal year 1997 reported earnings of $0.05 per share, fiscal year 1997 earnings adjusted for certain non-recurring items, including litigation related expenses (see Management's Discussion and Analysis of Financial Condition and Results of Operations and Selected Quarterly Financial Data and the financial statements of the Company, including Note 9, contained in Exhibit 13 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 for information regarding such adjustments), of $1.82 per share, 1998 earnings of $1.75 per share estimated by a nationally recognized composite earnings estimate service, and 1998 internal estimated earnings of $2.08 per share. Based on this data, the premium to market was 25.2%, the price to book value per share multiple was 4.1 times, the deal price to total revenues multiple was 1.2 times, and the price to the 1997 reported, 1997 adjusted, 1998 composite estimated and 1998 internal earnings per share multiples were 776.0 times, 20.5 times, 21.3 times, and 17.9 times, respectively.

     ANALYSIS OF SELECTED MERGER TRANSACTIONS. KBW reviewed certain financial data related to comparable nationwide 1997 acquisitions of broker/dealers. The following transactions comprised the group: Travelers Group, Inc./Salomon, Inc., ING Group/Furman Selz LLC, First Union Corporation/Wheat First Butcher Singer Inc., Canadian Imperial Bank/Oppenheimer Holdings, Inc., NationsBank Corp./Montgomery Securities, BankAmerica Corp./Robertson Stephens & Co. LLC, Swiss Bank Corp./Dillon Read & Co., and Bankers Trust New York Corp./Alex. Brown Inc.

     KBW calculated the average and median of the group's multiples of deal price to the target's earnings (trailing 12 months) as 12.2 times and 13.2 times, respectively, compared to a multiple of 20.5 for the Merger, adjusted for non-recurring charges related to litigation; the average and median of the group's multiples of deal price to the target's earnings (forward 12 months) as
13.3 times for each, compared to a multiple of 17.9 times for the Merger, based on the Company's internal estimate; the average and median deal price to target's book value as 3.3 times and 3.0 times, respectively, compared to a multiple of 4.1 times associated with the Merger; and the average and median of the group's multiples of deal price to the target's revenue (trailing 12 months) as 1.0 times for each, compared to a multiple of 1.2 times for the Merger. KBW also calculated the average and median for the group's ratios of nominal retention program size to present value of deal value. Not all such companies used in the Selected Merger Transactions are public companies. As such, not all transactions could be used to calculate each of the separate valuation multiples, because such bases were not always available.

     The analysis of comparable acquisition transactions showed that based on comparable transaction multiples (price to trailing earnings, price to forward earnings, price to book, price to market, and price to trailing revenue) the multiples indicated in the Merger were generally higher than both the averages and medians of the comparable transaction statistics in the analyzed sample. Although certain individual transactions may have included a specific valuation measure that was superior to the corresponding multiple for the Merger, in many of those instances the superior multiple may have been due to certain circumstances particular to the transaction in question. However, the transaction multiples in the Merger were favorable to the preponderance of multiples in the comparable transactions.

     SELECTED ACQUIREE PEER GROUPS ANALYSES. KBW compared the financial performance and market performance of the Company based on various financial measures of earnings performance, operating efficiency, revenue composition and various measures of market performance, including market/book values, price to earnings and dividend yields to those of groups of broker/dealers. For purposes of such analysis, the financial information used by KBW was as of and for the quarter ended September 30, 1997 for the Company and as of the most recent quarter for the comparable institutions. Market price information was as of December 12, 1997. The companies in the regional broker/dealer peer group were A.G. Edwards, Inc., Legg Mason, Inc., Raymond James Financial, Inc., Morgan Keegan, Inc., Interra Financial, Inc., and McDonald & Company Investments. The companies in the institutional broker/dealer peer group were Bear Stearns Companies, Inc., Lehman Brothers Holdings, Inc., Donaldson, Lufkin & Jenrette, Inc., Merrill Lynch & Co., Inc., and Hambrecht & Quist Group. For purposes of the following analysis, when comparing the Company's market performance data to the institutional broker/dealer peer group, KBW analyzed the peer group (i) as described above and (ii) excluding the performance of Hambrecht & Quist Group. KBW did this because of the concern that certain rumors and announcements regarding Hambrecht & Quist Group's status as a possible acquisition target may have affected the performance data of Hambrecht & Quist Group and, consequently, the average of the performance data of the institutional broker/dealer peer group.

     KBW's analysis showed the following concerning the Company's market performance: that the Company's price to earnings per share multiple based on year ended September 30, 1997 earnings exclusive of litigation related charges was 16.3 times, compared to averages of 17.8 times, 15.4 times, and 13.4 times for the regional peer group, institutional peer group and institutional peer group excluding Hambrecht & Quist Group, respectively, and medians of 16.8 times and 15.2 times for the regional peer group and institutional peer group, respectively; that the Company's price to earnings per share multiple based on 1998 composite estimates was 17.0 times, compared to averages of 16.8 times,
15.6 times, and 14.6 times for the regional peer group, institutional peer group and institutional peer group excluding Hambrecht & Quist Group, respectively, and medians of 17.1 times and 16.4 times for the regional peer group and institutional peer group, respectively; that the Company's price to earnings per share multiple based on 1999 composite estimates was 14.9 times, compared to averages of 16.0 times, 15.7 times, and 10.8 times for the regional peer group, institutional peer group and institutional peer group excluding Hambrecht & Quist Group, respectively, and medians of 16.1 times and 15.7 times for the regional peer group and institutional peer group, respectively; that the Company's price to book value per share multiple was 3.25 times, compared to averages of 2.86 times, 2.61 times and 2.57 for the regional peer group, institutional peer group and institutional peer group excluding Hambrecht & Quist Group, respectively, and medians of 2.80 times and 2.89 times for the regional peer group and institutional peer group, respectively; that the Company's price to tangible book value multiple was 3.25 times, compared to averages of 2.99 times, 2.46 times and 2.26 for the regional peer group, institutional peer group and institutional peer group excluding Hambrecht & Quist Group, respectively, and medians of 2.99 times and 3.15 times for the regional peer group and institutional peer group, respectively; and that the Company's dividend yield was 1.0%, compared to averages of 1.0%, 0.7% and 0.8% for the regional peer group, institutional peer group and institutional peer group excluding Hambrecht & Quist Group, respectively, and medians of 0.9% and 0.6% for the regional peer group and institutional peer group, respectively.

     KBW's analysis also showed the following concerning the Company's financial performance: its return on equity on an annualized basis was 18.9%, 24.8% and 21.2%, respectively, for fiscal years 1995, 1996 and 1997, compared to the regional peer group's averages of 14.7%, 19.1% and 19.4%, and medians of 15.8%, 19.5% and 18.5%, respectively, for 1995, 1996, and 1997, and to the institutional peer group's averages of 21.8%, 25.5% and 18.4%, and medians of 14.5%, 19.3% and 18.9%, respectively for 1995, 1996 and 1997; its operating margin (net income before taxes divided by total revenues) was adjusted for certain non-recurring items, including litigation related expenses, and was 11.8%, 12.0% and 9.5%, respectively, in fiscal years 1995, 1996 and 1997, compared to the regional peer group's averages of 12.5%, 15.2% and 16.2%, and medians of 12.5%, 14.5% and 15.9%, respectively, for 1995, 1996, and 1997, and to the institutional peer group's averages of 13.0%, 15.5% and 13.2%, and medians of 10.3%, 13.6% and 13.8%, respectively for 1995, 1996 and 1997; its ratio of compensation expenses to adjusted revenue (total revenue minus interest expense) for the trailing twelve months was 64.8%, compared to the regional peer group's average of 61.5% and median of 61.4%, and to the institutional peer group's average of 51.0% and median of 50.5%. A breakout of the Company's adjusted revenue sources (revenues less interest expense) over the latest twelve months showed that commissions contributed 37.9%, investment banking contributed 17.1%, asset management contributed 6.5%, principal transactions contributed 28.2%, net interest income contributed 4.6% and other sources contributed 5.7% of total adjusted revenues; compared to the regional peer group's average and median contributions, respectively, of 43.6% and 39.4% from commissions, 14.5% and 14.0% from investment banking, 12.2% and 9.3% from asset management, 17.7% and 17.5% from principal transactions, 7.7% and 6.8% from net interest income, and 4.4% and 3.8% from other sources; and compared to the institutional peer group's average and median contributions, respectively, of 22.5% and 20.5% from commissions, 26.2% and 23.4% from investment banking, 33.1% and 37.4% from principal transactions, 11.5% and 13.8% from net interest income, and 3.2% and 2.3% from other sources.

     KBW's analysis of peer group trading valuations led KBW to conclude that, based on current market to book value multiples and price to earnings multiples, the Company's stock was being valued in the market in line with the peer companies. This determination provided a backdrop upon which to evaluate the fairness of the market premium offered by the Merger Consideration.

     Furthermore, KBW's analysis of peer group performance measures provided a comparison of past performance of the Company relative to its peers as well as to the projected performance figures in its forward-looking estimates. These forward-looking estimates, in turn, were used by KBW in its "stand-alone" discounted cash flow analysis that attempted to quantify the intrinsic value of the Company under an independent scenario assuming a range of varying assumptions in terms of operating margins, discount rates and terminal value multiples.

     DISCOUNTED CASH FLOW ANALYSIS. KBW estimated the present value of the future cash flows that would accrue to a holder of a share of the Company Common Stock assuming the stockholder held the stock through the fiscal year 2000 and then sold it at the end of fiscal year 2000. The analysis was based on Vision 2000 SVA Return on Invested Capital Projections received from the Company.
Based on these projected revenue and expense streams with calculated compound annual growth rates from fiscal year-end 1997 to fiscal year-end 2000 of 14.9% and 13.9%, respectively, a constant income tax rate of 40%, and constant fully diluted shares outstanding of 19,727,000, fully diluted earnings per share values of $2.08, $2.59, and $3.28 were calculated for fiscal years 1998, 1999 and 2000, respectively. Assuming a constant 25% payout ratio, dividends per share over the same three-year period were $0.52, $0.65 and $0.82. A terminal value was calculated for the end of fiscal year 2000 by multiplying the Company's projected fiscal year 2000 earnings by a price/earnings multiple of 15 times. The terminal valuation and the estimated dividends were discounted at a rate of 15%, and then added to produce a present value of $33.83.

     KBW also presented a table showing the foregoing analysis with a range of discount rates from 14% to 18% and a range of terminal multiples of 12x to 17x, resulting in a range of present values for a share of the Company Common Stock of $25.35 to $39.15. Maintaining a discount rate of 15%, KBW presented a table with a range of terminal multiples of 12.0x to 17.0x, and operating margins of 10.0% to 14.0%, resulting in a range of present values of $23.32 to $45.06. Substituting a discount rate of 18%, KBW presented a table with a range of terminal multiples of 12.0x to 17.0x, and operating margins of 10.0% to 14.0%, resulting in a range of present values of $21.62 to $41.74. The discount rates were determined by KBW's assessment of the overall risk in the broker/dealer industry, observed market betas for individual companies, and the risk free rate offered by treasury securities.

     This discounted cash flow analysis that KBW employed indicated a range of present values that predominately fell below the assumed per share purchase price of $37.25. Under certain circumstances, however, a combination of assumptions may have resulted in a present value that was above such price.
This would occur when a combination of variables were each analyzed at the upper end of their respective ranges (i.e. in scenarios that were less likely to be observed). It was KBW's judgment that the combinations of variables wherein a discounted cash flow value was above the assumed per share purchase price of $37.25 were much less likely to occur than the circumstances wherein the discounted cash flow returned a value below such price.

     In connection with its opinion dated as of the date of this Proxy Statement, KBW performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith. KBW did not perform any analyses in addition to those described above in updating its December 14, 1997 opinion.

     The Company and KBW have entered into a letter agreement dated December 9, 1997 relating to the services to be provided by KBW in connection with the Merger. The Company has agreed to pay KBW a cash fee of $25,000 following the signing of the definitive agreement contemplating the consummation of a Transaction and an additional cash fee of $150,000 after the mailing of this Proxy Statement. In addition, the Company will pay to KBW at the time of closing a cash fee of $175,000. Pursuant to the KBW engagement agreement, the Company also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.
In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, the Company and USB and as a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of the Company and USB for KBW's own account and for the accounts of its customers.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains representations and warranties of the Company as to, among other things, (i) the corporate organization and existence of the Company and its subsidiaries; (ii) the capitalization of the Company and its subsidiaries; (iii) the corporate power and authority of the Company and its subsidiaries; (iv) the compliance of the Merger Agreement with (a) the Certificate of Incorporation and Bylaws of the Company and its subsidiaries,
(b) applicable law, and (c) certain material agreements; (v) the timely filing of required regulatory reports by the Company with the SEC, the United States Commodities Futures Trading Commission, other governmental authorities or any self-regulatory organizations; (vi) financial statements and filings by the Company with the SEC; (vii) the absence of undisclosed obligations or liabilities of the Company; (viii) the absence of certain changes in the Company's business since September 30, 1996; (ix) the title to investment securities held by the Company and its subsidiaries; (x) the absence of material legal proceedings or regulatory actions; (xi) compliance with applicable laws;
(xii) compliance with the terms of the Company's contracts;

(xiii) the registration of the Company and each of its employees who are required to be registered as a broker-dealer, an investment adviser, a registered representative, an insurance agent or a sales person (or in a similar capacity) with the SEC; (xiv) the absence of environmental liabilities;
(xv) brokers fees; (xvi) employee benefit plans and related matters;
(xvii) labor practices; (xviii) the Company's insurance coverage; (xix) tax matters; (xx) investment derivatives activities, (xxi) accounting controls;
(xxii) intellectual property matters; and (xxiii) investment advisory activities.

     The Merger Agreement also contains representations and warranties of USB as to, among other things, (i) the corporate organization and existence of USB and the Merger Subsidiary; (ii) the corporate power and authority of USB and the Merger Subsidiary; (iii) the compliance of the Merger Agreement with (a) the Certificate of Incorporation and Bylaws of USB and its subsidiaries,
(b) applicable law, and (c) certain material agreements; (iv) eligibility of
(a) USB, and any "affiliated person" (as defined in the Investment Company Act of 1940, as amended) thereof, to serve as an investment adviser to a Registered Fund (as defined in the Merger Agreement) and (b) of USB, and any "associated person" (as defined in the Investment Advisers Act of 1940, as amended) thereof, to serve as an investment adviser or as an associated person to a registered investment advisor; and (v) the availability of funds necessary to consummate the Merger and pay the Merger Consideration in accordance with the terms of the Merger Agreement.

BUSINESS PENDING CONSUMMATION OF THE MERGER

     The Company agreed in the Merger Agreement to refrain from taking certain actions relating to its operations pending consummation of the Merger, without the prior written consent of USB, except as otherwise permitted in the Merger Agreement. These actions include, without limitation: (i) conducting the business of the Company and its subsidiaries other than in the ordinary and usual course or failing to use reasonable efforts to preserve intact their business organizations, assets and relationships, engaging in any new activities or lines of business, or taking any action reasonably likely to have an adverse effect upon the Company's ability to perform its material obligations under the Merger Agreement; (ii) issuing any additional shares of the capital stock of the Company or any of its subsidiaries or any Rights (as defined in the Merger Agreement) in respect thereof, or permitting any additional shares of capital stock of the Company or any of its subsidiaries to become subject to new grants of employee or director stock options, other Rights (as defined in the Merger Agreement), or similar stock-based employee rights; (iii) (a) making, declaring or paying any dividend (other than dividends from wholly owned subsidiaries to the Company or another wholly owned subsidiary of the Company, and regular quarterly cash dividends on the Company Common Stock at a rate not exceeding 7.5 cents per share per calendar quarter) on, or declaring or making any distributions on, any shares of capital stock of the Company or any of its subsidiaries, or (b) adjusting, splitting, combining, redeeming, reclassifying, purchasing or otherwise acquiring any shares of Company capital stock;
(iv) entering into, amending, modifying or renewing any employment, consulting, severance or similar agreement with any director, officer or employee, or granting any salary or wage increase or increasing any employee benefit, except
(a) for normal individual compensation increases in the ordinary course of business consistent with past practice, (b) for changes required by applicable law, (c) to satisfy existing contractual obligations, or (d) for employment arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice; (v) entering into, establishing, adopting or amending (except (a) as required by applicable law or (b) to satisfy existing obligations) any employee benefit, incentive or welfare contract, plan or arrangement, or any trust (or similar arrangement) in respect of any director, officer or employee, or taking any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; (vi) except to satisfy existing obligations or for sales of securities or other instruments or assets in the ordinary course of business consistent with past practices, selling, transferring, mortgaging, encumbering or otherwise disposing of or discontinuing any of its assets, business or properties which is material to it or any of its subsidiaries; (vii) except to satisfy existing obligations or for the purchase of securities or other instruments in the ordinary course of business consistent with past practice, acquiring any assets, business or properties of any other person which is material to it or any of its subsidiaries; (viii) amending the Company's Certificate of Incorporation or the Company's Bylaws;
(ix) implementing or adopting any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles; (x) entering into or terminating any Material Contract (as defined in the Merger Agreement) or amending or modifying in any material respect any existing Material Contract (as defined in the Merger Agreement) except in the ordinary course of business consistent with past practice; (xi) except to satisfy existing obligations, settling any claim, action or proceeding, except for those involving solely money damages in an amount, individually or in the aggregate for all such settlements, that does not exceed $250,000 and which is not reasonably likely to establish an adverse precedent for subsequent settlements; (xii) knowingly taking any action that would be reasonably likely to result in (1) any of its representations or warranties set forth in the Merger Agreement being untrue at any time at or prior to the Effective Time or (2) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied except, in each case, as may be required by applicable law; (xiii) incurring any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;
(xiv) except as in the exercise of the fiduciary obligations of the Company or one of its subsidiaries to any investment company (as advised in writing by its counsel), requesting that any action be taken by any investment company board other than (1) routine actions not individually or in the aggregate reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company or any Investment Company (as defined in the Merger Agreement),
(2) existing obligations or (3) actions necessary to allow the consummation of the Merger or Subsidiary Combination; and (xv) agreeing, committing or entering into any agreement to do any of the foregoing.

     USB also agreed in the Merger Agreement to refrain from taking certain actions pending consummation of the Merger, without the prior written consent of the Company, except as otherwise permitted in the Merger Agreement. These actions include, without limitation: knowingly taking any action that would be reasonably likely to result in (1) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied and (2) any of its representations and warranties set forth in the Merger Agreement being untrue at any time at or prior to the Effective Time.

RESTRICTIONS ON SOLICITATION

     The Company has agreed that it will not, and will use its best efforts to cause its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries, or consider any offer to acquire a substantial equity interest in the assets or operations of the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (each an "Acquisition Proposal"). Notwithstanding the foregoing, provided the Company is not in violation of its obligation to refrain from such activities, the Company's Board of Directors may provide information to and may engage in (or authorize) such negotiations or discussions with other persons if, after having consulted with and considered the advice of outside counsel, the Board of Directors has determined in good faith that providing such information or engaging in such negotiations or discussions is required in order to discharge properly the directors' fiduciary duties in accordance with the DGCL and the Company has received a customary form of confidentiality agreement with respect to such activities. Such fiduciary duties apply regardless of any agreements or other understandings among USB, the Company and their directors and executive officers.

     The Company also agreed to terminate as of the date of the Merger Agreement any activities, discussions or negotiations conducted prior to the date thereof with any persons other than USB. The Company has agreed to notify USB within 24 hours after receiving any Acquisition Proposal and, further, to promptly advise USB of developments as they occur with respect to any such Acquisition Proposal. The Company or its Board of Directors is permitted to notify any third party contacting the Company on an unsolicited basis after the date of the Merger Agreement concerning an Acquisition Proposal of these obligations.

CONDITIONS TO CONSUMMATION OF THE MERGER

     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.   Each party's
obligation to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Company and USB:

     (i) the Merger Agreement and the transactions contemplated thereby will have been approved and adopted by the requisite affirmative vote of the holders of the Company Common Stock;

     (ii) all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement and the prevention of any termination of any material right, privilege, license or agreement of either party will have been obtained and will remain in full force and effect and all waiting periods required with respect to such approvals will have expired and no such approvals will be subject to any condition or restriction the effect of which would have been such that USB would not reasonably have entered into the Merger Agreement had such condition or restriction been known as of the date thereof;

     (iii) all consents or approvals of all persons, other than governmental authorities, required in connection with the performance of the Merger Agreement and the consummation of the Merger have been obtained and will be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on the Surviving Corporation; and

     (iv) no statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) will have been enacted, issued, promulgated, enforced or entered by any court, administrative agency or commission or other governmental authority which prohibits consummation of the transactions contemplated by the Merger Agreement.


     CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The Company's obligation to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one of which may be waived in writing by the Company:

     (i) the representations and warranties of USB made in the Merger Agreement will be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be true and correct only as of such date); PROVIDED, HOWEVER, that for purposes of determining the satisfaction of this condition of the Merger Agreement, such representations and warranties will be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth in the Merger Agreement relating to "Material" or "Material Adverse Effect") (each as defined in the Merger Agreement) are reasonably likely to constitute or give rise to, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on USB and the Company will have received a certificate, dated the Closing Date, signed on behalf of USB by a senior executive officer to such effect; and

     (ii) USB and the Merger Subsidiary will have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date, and the Company will have received a certificate, dated the Closing Date, signed on behalf of USB by a senior executive officer to such effect.

     CONDITIONS TO THE OBLIGATION OF USB TO EFFECT THE MERGER. The obligation of USB and the Merger Subsidiary to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one of which may be waived in writing by USB:

     (i) the representations and warranties of the Company made in the Merger Agreement will be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be true and correct only as of such date); PROVIDED, HOWEVER, that for purposes of determining the satisfaction of this condition of the Merger Agreement, such representations and warranties will be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth in the Merger Agreement relating to "Material" or "Material Adverse Effect") (each as defined in the Merger Agreement) are reasonably likely to constitute or give rise to, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on the Company, and

            USB will have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect; and

     (ii) the Company will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and USB will have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     The Company intends to resolicit stockholder approval of the Merger if either or both of the companies waive material conditions.

EMPLOYEE BENEFITS AND PLANS

     As soon as reasonably practicable after the Effective Time, USB will cause accruals under the tax-qualified retirement plans and nonqualified retirement plans maintained by the Company and its subsidiaries to cease. At the time such accruals cease, all affected participants' benefits under the tax-qualified retirement plans will become fully vested, a partial year employer contribution shall be made under the ESOP for such partial year on a basis consistent with recent past practice for full years, and an employer matching contribution will be made to the Company's 401(k) Plan for such partial year on the same basis (and the Company may amend the ESOP to the extent necessary to enable such contribution). As promptly as reasonably practicable after the Effective Time, USB will cause the ESOP and the Company's 401(k) plan to be merged with USB's 401(k) plan; but prior to such merger, all participants (and beneficiaries of deceased participants) under the ESOP will be provided an opportunity to receive immediate lump sum distributions of their entire balances which they may keep or rollover/transfer to personal IRAs or a tax-qualified defined contribution retirement plan of USB (and the Company may amend the ESOP to the extent necessary to enable such distribution).

     Concurrent with the cessation of accruals under the discontinued plans, USB will cause employees covered by those discontinued plans to become covered by the tax-qualified retirement plans and the nonqualified defined benefit excess plan maintained by USB for the benefit of its employees. USB will cause each such plan to recognize service with the Company and its subsidiaries before the Effective Time for purposes of determining eligibility to participate in the plans and vesting in accrued benefits under the plans as if service with the Company and its subsidiaries before the Effective Time were service with USB. However, USB is not obligated to recognize such service for the purpose of determining the accrual of benefits under such plans. USB is also required to establish qualified plans, nonqualified plans or cash compensation arrangements (or a combination thereof) to provide to certain selected employees a benefit approximately equal to the amount, if any, of (1) the estimated amount of employer-provided benefits that these certain selected employees will receive under USB's replacement plans, minus (2) the estimated amount of employer-provided benefits that these certain selected employees might have received under the discontinued plans of the Company and its subsidiaries if those plans had continued in effect.

     From time to time after the Effective Time, USB will discontinue all welfare benefit plans maintained by the Company and its subsidiaries for the benefit of employees of the Company and its subsidiaries and replace them with welfare benefit plans of USB (excluding, however, any change in control severance pay plans). USB will cause any such plan of USB to recognize service with the Company or its subsidiaries before the Effective Time for purposes of determining eligibility to participate in the plans and vesting in benefits under the plans as if service with the Company or its subsidiaries before the Effective Time were service with USB. USB will recognize such service for the purpose of determining vacation entitlements and for the purpose of determining the amount of severance pay. Although such service will also be recognized for determining entitlement to retiree medical benefits, such service will not be recognized for determining an employee's cost for retiree medical benefits.

     USB will, and will cause the Surviving Corporation to honor, in accordance with their terms and accrued as of the Effective Time, all employee (or former employee) benefit obligations accrued as of the Effective Time and, to the extent set forth in the Merger Agreement, all employee severance obligations under plans and policies in existence on the date of the Merger Agreement.

TERMINATION OF MERGER AGREEMENT; TERMINATION FEE

     The Merger Agreement provides that the agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time:

     (i)    by mutual consent of USB and the Company;

     (ii) by either the Company or USB if there has been a breach by the other party of any representation or warranty contained in the Merger Agreement on the part of the other party, which breach is not cured within 30 days following written notice to such breaching party;

     (iii) by either the Company or USB if there has been a breach by the other party of any covenant or agreement contained in the Merger Agreement, which breach is not cured within 30 days following written notice to such breaching party and which breach would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined in the Merger Agreement) on the breaching party or the Surviving Corporation;

     (iv) by either the Company or USB if the Merger has not been consummated on or before August 31, 1998, unless the failure of the closing to occur by such date shall be due to the knowing action or inaction of the party seeking to terminate the Merger Agreement under this provision;

     (v) by either the Company or USB if any governmental authority has denied its approval for consummation of the Merger and such denial has become final and nonappealable or such governmental authority has requested the permanent withdrawal of any application or any such approval is made subject to a condition or restriction that had it been known as of the date of the Merger Agreement, USB would not reasonably have entered into such agreement;

     (vi) by either the Company or USB if the requisite Company stockholder approval has not been obtained by reason of a failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof;

     (vii) by USB, if at any time prior to the meeting of stockholders, the Company's Board of Directors fails to make its recommendation for approval of the Merger Agreement, withdraws such recommendation or modifies or changes it in a manner adverse to the interests of USB; or

     (viii) by the Company, if the Company immediately after such termination enters into a definitive agreement with a third party providing for an Acquisition Transaction (as defined below) on terms determined, in good faith, by the Board of Directors of the Company after consultation with outside counsel and financial advisers, to be such that termination of the Merger Agreement and entering into such other agreement is required in order to properly discharge the Directors' fiduciary duties under the DGCL.

     If the Merger Agreement is terminated and the Merger abandoned under the terms of the Merger Agreement, no party has any liability or further obligation to any other party except that termination does not relieve the breaching party from liability for any willful breach. However, the Company must pay USB a cash fee of $19,500,000 (the "Fee"), if the Merger Agreement is terminated by USB in accordance with clause (vii) above or by the Company in accordance with clause
(viii) above, and, prior to the occurrence of such termination or within eighteen months thereafter, either the Company enters into an agreement to engage in an Acquisition Transaction (as defined below) or an Acquisition Transaction has occurred, or the Board of Directors of the Company has authorized or approved an Acquisition Transaction or has publicly announced its intention to authorize or approve an Acquisition Transaction or has recommended that the stockholders approve or accept an Acquisition Transaction (each a "Fee Trigger Event"). Under the Merger Agreement, an "Acquisition Transaction" means a transaction or series of transactions that, directly or indirectly, in substance constitute a disposition of all or any substantial part of the assets or business of the Company and its subsidiaries, taken as a whole, whether by means of (a) a merger or consolidation, or any similar transaction, (b) a purchase, lease or other sale, transfer or disposition, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) by a person (including a group that would be aggregated for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) of securities representing 15% or more of the voting power of the Company or 50% or more of any of its Significant Subsidiaries (as defined in the Merger Agreement) or (d) otherwise.

     The Company is also obligated to pay USB the Fee if the Merger Agreement is terminated by USB in accordance with clauses (ii) or (iii) above (other than a termination solely because of a breach constituting a Material Adverse Effect (as defined in the Merger Agreement) on the Company as a consequence of (a) the effects of changes in securities markets or (b) the effect on the Company of the announcement of the Merger Agreement and transactions contemplated thereby or
(c) the effects of changes in the financial services markets in general) and, prior to such termination or within twelve months thereafter, there occurs a Fee Trigger Event, provided that the subject Acquisition Transaction represents consideration having an aggregate value to the Company or its stockholders in excess of the $37.25 per share Merger Consideration to be paid under the Merger Agreement (after adjustment for changes in the capitalization of the Company after the date of the Merger Agreement).

     The Company is required to notify USB promptly in writing of its knowledge of the occurrence of a Fee Trigger Event; PROVIDED, HOWEVER, that the giving of such notice is not a condition to the right of USB to the Fee.

WAIVER AND AMENDMENT

     At any time prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefited by the provision or amended or modified, at any time, by an agreement in writing among the parties or authorized by their respective Boards of Directors and executed in the same manner as the Merger Agreement, except that after the approval of the Merger by the stockholders of the Company, no amendment to the Merger Agreement may be made without obtaining the further approval of such stockholders if such further approval is required under applicable law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is a summary of the principal federal income tax consequences of the Merger to stockholders of the Company whose shares of Company Common Stock are surrendered pursuant to the Merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights). The discussion applies only to stockholders in whose hands shares of Company Common Stock are capital assets, and may not apply to shares of Company Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation or to stockholders who are not citizens or residents of the United States.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

     The receipt of cash pursuant to the Merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In general, for federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the cash received by the stockholder pursuant to the Merger Agreement and the stockholder's adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger Agreement. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, at the Effective Time of the Merger, the shares of Company Common Stock were held for more than one year. Long-term capital gain recognized by an individual stockholder will be taxed at the lowest rates applicable to capital gains if the stockholder has held the shares of Company Common Stock for more than 18 months. Certain limitations apply with respect to the deductibility of capital losses.

     Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the stockholder fails to furnish such stockholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Stockholders should consult with their own tax advisors as to the qualifications and procedures for exemption from backup withholding.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Members of the Company's Board of Directors and the executive officers of the Company may be deemed to have interests in the Merger in addition to their interests as Company stockholders generally.

     EQUITY INCENTIVE PLANS. The Merger Agreement provides that all Company Stock Options to acquire Company Common Stock outstanding at the Effective Time under the Company Stock Plan, including those held by directors and executive officers, will be assumed by USB. Each Company Stock Option will thereafter constitute an option to acquire shares of USB Common Stock. See "--Treatment of Stock Options." Pursuant to the Company Stock Plan and the individual option agreements, all outstanding Company Stock Options will vest and become exercisable as of the Effective Time. The aggregate value of the Stock Options subject to such accelerated vesting and currently held by executive officers of the Company is approximately $67,188. Under the Company Stock Plan, the non-employee directors of the Company have the option of receiving shares of Company Common Stock with a one-year restriction on transfer in lieu of annual director fees. In January 1998, the six non-employee directors of the Company were issued restricted shares of Company Common Stock in lieu of all or a portion of their fees with an aggregate value of $140,100. The restriction on transfer for such shares will lapse on the Effective Date.

     PHANTOM STOCK AND DEFERRED COMPENSATION PLANS. PCM and PJI maintain certain deferred compensation, phantom stock and phantom stock option plans for their key employees. In general, the operation of those plans will continue without change after the Merger with respect to benefits awarded prior to the Merger Agreement. However, the plans provide their participants with certain post-Merger protections.

     The PCM 1995 Phantom Option Incentive Bonus Plan provides that as a result of the Merger, all of a participant's options under the plan will vest and be exercised automatically at a reduced exercise price of $1.00 if, within one year after December 14, 1997 (the Merger Agreement date), the participant's employment terminates for any reason other than retirement, permanent disability, death, cause or voluntary resignation (each as further defined in the plan). In addition, if PCM is sold (or substantially all of its assets are transferred) after the Merger (as further described in the plan), all of a participant's options under the plan will vest and be exercised automatically upon such sale or transfer at a reduced exercise price of $1.00. The reduced exercise price in the event of such accelerated vesting will provide additional benefits to Paul A. Dow, Chief Executive Officer of PCM, of approximately $417,430.

     The PCM 1988 Phantom Share Incentive Bonus Plan provides that as a result of the Merger, all of a participant's phantom shares under the plan will vest and be redeemed automatically at the full redemption price if, within one year after December 14, 1997 (the Merger Agreement date), the participant's employment terminates for any reason other than death, permanent disability, cause or voluntary resignation (each as further defined in the plan). The value of the phantom shares subject to accelerated vesting and redemption upon such an event for Mr. Dow is approximately $7,015.

     The PJI Second Century Growth Deferred Compensation Plan provides that as a result of the Merger, the plan's provisions regarding forfeiture of benefits for competition will no longer apply. The value of the benefits that would become non-forfeitable for Bruce C. Huber, director of Equity Capital Markets of PJI, is approximately $522,432.

     INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that from and after the Effective Time, USB will indemnify and hold harmless each present and former director and officer of the Company or any of its subsidiaries, determined as of the Effective Time, against certain liabilities to the fullest extent that the Company or such subsidiary would have been permitted under the law of its jurisdiction of incorporation and its certificate of incorporation or bylaws in effect on the date of the Merger Agreement to indemnify such person. The Merger

Agreement also provides that USB will use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former directors and officers of the Company or any of its subsidiaries, determined as of the Effective Time, with respect to claims against such officers and directors arising from facts or circumstances which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage provided by the Company as of the date of the Merger Agreement; PROVIDED, HOWEVER, that in no event is USB required to expend more than 200% of the current amount expended by the Company to maintain such insurance and that if USB is unable to maintain or obtain such insurance it will use its reasonable best efforts to obtain as much comparable insurance as is available for such 200% amount.

     EMPLOYMENT AGREEMENTS. In connection with entering into the Merger Agreement, the Company and USB entered into the Employment Agreements, the terms of which will become effective as of the Effective Time, with the following six executive officers of the Company (each, an "Executive"): Addison L. Piper, Paul A. Dow, Andrew S. Duff, Bruce C. Huber, Ross E. Rogers and Thomas E. Stanberry. The Employment Agreements with the Executives are described collectively herein to the extent their terms are similar with material differences noted. The term of the Employment Agreement with each Executive commences on the date of the Merger Agreement and ends on the third anniversary of the Closing Date (the "Employment Period").

     Pursuant to their Employment Agreements, Messrs. Piper, Duff, Huber, Rogers and Stanberry will serve as chief executive officer, president, director of equity capital markets, director of individual investor services and director of fixed income capital markets of the Surviving Corporation, respectively, and Mr. Dow will serve as a senior executive of the USB asset management business. Each Executive also agrees in his Employment Agreement to hold in a fiduciary capacity for the benefit of the Company certain proprietary or confidential information and to be bound by certain noncompetition and nonsolicitation covenants.

     The Employment Agreements provide that each of the Executives shall, during the Employment Period, receive an annual base salary (the "Annual Base Salary") payable in cash as determined annually by the Surviving Corporation and an annual cash bonus (the "Annual Bonus") as determined by the Surviving Corporation on a basis consistent with the basis used by the Surviving Corporation to determine the annual bonus to be paid to peer executives of the Surviving Corporation. The sum of the Annual Base Salary and the Annual Bonus to be paid in respect of any fiscal year during the Employment Period (the "Minimum Annual Compensation") to Messrs. Piper, Duff, Huber, Rogers, Stanberry and Dow shall not be less than $1,500,000, $1,200,000 $1,100,000, $850,000,
$700,000 and $800,000, respectively. In addition, Messrs. Piper, Duff, Huber, Rogers, Stanberry and Dow will receive grants of 6,623 shares, 5,298 shares, 4,857 shares, 3,753 shares, 3,091 shares and 3,532 shares, respectively, of restricted USB Common Stock (the "USB Restricted Shares") which will vest on the third anniversary of the Closing Date. Each of the Executives have also been notified that he will be eligible to receive an interest in a deferred cash fund to be established for key employees of the Surviving Corporation equal to 50% of such Executive's Minimum Annual Compensation for services rendered to the Surviving Corporation by such Executive after the Closing Date if such Executive remains with the Surviving Corporation until the third anniversary of the Closing Date.

     The Employment Agreements provide that until the Effective Date, an Executive shall be eligible to participate in the Company's existing savings and retirement plans and programs. Following the Effective Date, an Executive shall be eligible to participate in USB's qualified pension and 401(k) plans and USB's nonqualified defined benefit excess plan (the "Substitute Plans"). For purposes of all such Substitute Plans, an Executive shall be given credit for service credited under the Company's comparable plans and programs (including service with the Company prior to the Effective Date) for purposes of eligibility to participate and receive benefits and vesting but not for benefit accruals in any Substitute Plan that is a retirement plan. During the Employment Period, to the extent that the Company's welfare plans are not continued, an Executive and/or an Executive's family, as the case may be, also shall be eligible to participate in welfare, fringe, vacation and other similar benefit plans and programs (including, without limitation, medical, dental, disability, group life, accidental death and travel accident insurance plans and programs) (collectively, "Substitute Welfare Plans") to the extent then available to peer executives of the Company. For purposes of all such Substitute Welfare Plans, USB shall (x) credit the Executive for service credited under the corresponding Company welfare plans for purposes of eligibility to participate and receive benefits and vesting but not for purposes of benefit accruals, (y) where applicable, waive any pre-existing condition exclusions, to the fullest extent that such conditions were not treated as exclusions under the comparable

Company plan as of the date of the Employment Agreement with respect to the Executive and the Executive's eligible dependents, and waive any actively-at-work requirements thereunder and (z) ensure that any covered expense incurred on or before the Closing Date shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date.

     In the event that an Executive's employment is terminated by reason of the Executive's death, disability, terminal illness or by the Company without "Cause" (as defined in the Employment Agreement), the Company will make a lump sum payment to the Executive or the Executive's estate, as applicable, in cash within 30 days of the date of termination in an amount equal to the Executive's accrued but unpaid Minimum Annual Compensation plus an amount equal to the product of (1) the number of months and portions thereof from the date of termination until the third anniversary of the Closing Date divided by twelve and (2) the Executive's Minimum Annual Amount. In addition, the Executive's Restricted Shares and his interest in the deferred cash fund shall become fully vested.

     In the event that the Executive's employment is terminated by the Company for Cause or the Executive resigns his employment during the Employment Period, the Employment Agreement will be terminated without further obligation to the Executive, other than to pay to the Executive any accrued and unpaid Annual Base Salary.

     OTHER ARRANGEMENTS. Deborah K. Roesler, Chief Financial Officer of the Company, and Charles N. Hayssen, Chief Information Officer of the Company, have been notified that they will be eligible to participate in a retention program for key employees of the Surviving Corporation whereby they will each receive a combination of restricted USB Common Stock with an aggregate value of $225,000 and an interest in a deferred cash fund equal to $225,000 for services rendered to the Surviving Corporation by such executives after the Closing Date if such executives remain with the Surviving Corporation until the third anniversary of the Closing Date.

     The Company's Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and the transactions contemplated thereby.

REGULATORY APPROVALS

     USB and the Company have agreed to use their reasonable best efforts to obtain all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement, which include approval from the Federal Reserve Board, various state authorities and other regulatory bodies. The Merger cannot proceed in the absence of the required regulatory approvals. USB and the Company believe that all regulatory approvals will be granted; however, there can be no assurance that the required regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of litigation challenging such approvals.

     USB and the Company are not aware of any regulatory approvals or actions that are required prior to the consummation of the Merger other than those described below. The parties currently contemplate that they will seek any other regulatory approvals or actions as they become necessary. There can be no assurance, however, that any additional approvals or actions will be obtained.

     FEDERAL RESERVE BOARD. The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"). With respect to the Merger, USB, as an acquiring bank holding company, is required to file a notice with the Federal Reserve Board that describes the Merger proposal and the proposed activities of the combined entity, the effect of the proposal on competition among entities that engage in such activities, the identity of the parties involved in the transaction, including subsidiaries of the parties, a description of the public benefits that may be expected from the proposal, a description of the terms of the transaction, the sources of funds for the transaction and other financial and managerial information. The information included in the notice and other requests for information will allow the Federal Reserve Board, when considering approval of the Merger, to take into consideration the financial and managerial resources and prospects of the existing and proposed institutions and the benefits that may be expected from the Merger. The Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the acquiring bank holding company both before and following the proposed transaction.

     The Federal Reserve Board may deny the notice if it determines that the Merger would result in a monopoly or further any combination or conspiracy to monopolize or attempt to monopolize a given business activity in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of a transaction are clearly outweighed by the probable effects of the Merger in providing benefits to the public.

     Applicable federal law provides for the publication of notice and public comment on notice applications filed with the Federal Reserve Board. Copies of the notice application filed with the Federal Reserve Board have also been filed with the United States Department of Justice and the Federal Trade Commission. As of the date of this Proxy Statement, the approval of the Federal Reserve Board remains pending.

     STATE BANKING REGULATOR. It is expected that it will be necessary to obtain approval from the Minnesota Department of Commerce, and that such approval will be satisfied by providing to the Minnesota Department of Commerce copies of the applications and notices filed by USB with the Federal Reserve Board, together with some supplementary materials.

     OTHER REQUISITE APPROVALS AND CONSENTS. Approvals also will be required from certain regulatory agencies in connection with changes, as a result of the Merger, in the ownership of certain businesses that are controlled by the Company. These agencies include certain state insurance, trust company and securities authorities.

     Certain approvals or notices also are required from or to the New York Stock Exchange and other securities exchanges and the National Association of Securities Dealers, Inc., and may be required from certain other regulatory agencies. All of the foregoing applications are pending at this time.

     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH REQUISITE REGULATORY APPROVALS. THERE ALSO CAN BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT OR THAT WOULD CAUSE THE PARTIES TO TERMINATE THE MERGER AGREEMENT. SEE "THE MERGER--CONDITIONS TO THE CONSUMMATION OF THE MERGER."

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time.


                         RIGHTS OF DISSENTING STOCKHOLDERS

     Pursuant to Section 262, any record holder of Company Common Stock who does not wish to accept the Merger Consideration may dissent from the Merger and elect to have the fair value of his or her shares of Company Common Stock (exclusive of any element of value arising from the accomplishment or expectations of the Merger) judicially determined and paid to him or her in cash, provided that he or she complies with the provisions of Section 262.

     The following is a brief summary of the statutory procedures to be followed by a holder of Company Common Stock in order to dissent from the Merger and perfect appraisal rights under Delaware law. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, THE TEXT OF WHICH IS SET FORTH IN APPENDIX C TO THIS PROXY STATEMENT.

     If any record holder of Company Common Stock elects to exercise his or her right to dissent from the Merger and demand appraisal, such stockholder must satisfy each of the following conditions:

            (i) such stockholder must deliver a written demand for appraisal of his or her shares to the Company before the taking of the vote with respect to the Merger Agreement (this written demand for appraisal must be in addition to and separate from any vote against the Merger Agreement, whether in person or by proxy; neither voting against, abstaining from voting, nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of Section 262); and

            (ii) such stockholder must not vote in favor of the Merger Agreement (a failure to vote will satisfy this requirement, but a vote in favor of the Merger Agreement, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval and adoption of the Merger Agreement or a direction to abstain, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal).

     If any stockholder fails to comply with either of these conditions and the Merger becomes effective, he or she will be entitled to receive the Merger Consideration, but will have no appraisal rights with respect to his or her shares of Company Common Stock.

     All written demands for appraisal should be addressed to Piper Jaffray Companies Inc., 222 South Ninth Street, Minneapolis, Minnesota 55402, Attention:
Secretary, and must be received by the Company before the taking of the vote on the proposal to approve and adopt the Merger Agreement at the Special Meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform the Company of the identity of the stockholder and that such stockholder is thereby demanding appraisal of his or her shares.

     TO BE EFFECTIVE, A DEMAND FOR APPRAISAL MUST BE EXECUTED BY OR FOR THE STOCKHOLDER OF RECORD, FULLY AND CORRECTLY, AS SUCH STOCKHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASE, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

     If Company Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If Company Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, which may include one of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds Company Common Stock as a nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of such record owner.

     Within ten days after the Effective Time of the Merger, the Surviving Corporation must give written notice that the Merger has become effective to each stockholder who has filed a written demand of appraisal and who did not vote in favor of the Merger Agreement. Within 120 days after the Effective Time of the Merger, but not thereafter, either the Surviving Corporation or any holder of shares of Company Common Stock who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company Common Stock held by all stockholders entitled to appraisal. The Surviving Corporation does not currently intend to file such a petition. Inasmuch as the Surviving Corporation has no obligation to file such a petition, if no such stockholder does so within the period specified, previous written demands for appraisal of all such stockholders will be nullified. In any event, at any time within 60 days after the Effective Time of the Merger (or at any time thereafter with the written consent of the Surviving Corporation), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the Merger Consideration.

     If a petition for appraisal is duly filed by a stockholder and a copy thereof is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. After notice to such stockholders by registered or certified mail and in a Wilmington, Delaware newspaper, the Court of Chancery is empowered to conduct a hearing upon the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights under that section. The Court may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register of Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

     Upon application of the Company or any stockholder entitled to participate in the appraisal proceeding, the Court may permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal before the final determination of the stockholder entitled to appraisal. Any stockholder whose name appears on the list filed with the Court and who has submitted his or her certificates of stock to the Register in Chancery, if required to do so, may participate fully in the proceedings until a final determination that he or she is not entitled to appraisal.

     After determination of the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares of Company Common Stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Court will direct the payment by the Surviving Corporation of such value, with interest thereon if the Court so determines, to the stockholders entitled to receive the same, upon surrender to the Surviving Corporation by such stockholders of the certificates representing such Company Common Stock. In determining the fair rate of interest, the Court may consider all relevant factors including the rate of interest which the Surviving Corporation would have had to pay to borrow money during the pendency of the proceeding. The Court may choose whether the interest will be simple or compound.

     In determining fair value, the Court will take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court expanded the factors that could be considered in determining fair value in the appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. In addition, the Delaware Supreme Court stated that elements of future value "which are known or susceptible of proof of the date of the merger and not the product of speculation" may be considered. The Court also stated that "only the speculative elements of value that may arise from the 'accomplishment or expectation' of the merger are excluded." The value so determined could be more or less than or equal to the Merger Consideration.

     Costs of the appraisal proceeding may be determined by the Court and may be taxed by the Court of Chancery upon the parties thereto (i.e., the Surviving Corporation and the stockholders participating in the appraisal proceeding) as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     Any stockholder who has demanded appraisal rights will not, after the Effective Time of the Merger, be entitled to vote the stock subject to such demand for any purpose or to receive payment of dividends or any other distribution with respect to such shares (other than dividends or distributions, if any, payable to holders of record as of a record date prior to the Effective Time of the Merger) or to receive the payment of the Merger Consideration; PROVIDED, HOWEVER, that if no petition for appraisal is filed within 120 days after the Effective Time of the Merger as provided above, or if such stockholder delivers to the Surviving Corporation a written withdrawal of such demand for appraisal and an acceptance of the Merger, either within 60 days after the Effective Time of the Merger, as provided above, or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to appraisal will cease. No appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court.

     Cash received pursuant to the exercise of dissenters' rights may be subject to federal or state income tax. See "The Merger -- Certain Federal Income Tax Consequences of the Merger."


            STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
                                   OF THE COMPANY

     The following table sets forth certain information regarding the beneficial ownership of Company Common Stock as of March 13, 1998, by each person or entity known by the Company to own beneficially more than five percent of the Company Common Stock, each director, each named executive officer, and all directors and executive officers of the Company as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares.

                                        Number of Shares  Percent of Outstanding
                                          Beneficially            Shares
 Beneficial Owner                      Owned (1)(2)(3)(4)      (1)(2)(3)(4)
-----------------------------------    ------------------ ----------------------
 Piper Jaffray Companies ESOP              7,594,789               39.70
   Suite 1600
   222 South Ninth Street
   Minneapolis, Minnesota  55402



 Carl Marks Management                     1,034,600                5.33
   Company, L.P.(5)
   135 East 57th Street
   New York, New York  10022



 Wellington Management                     1,004,500                5.18
   Company, LLP(6)
   75 State Street
   Boston, Massachusetts  02109

 Addison L. Piper                            562,596                2.87
 Andrew S. Duff                               87,804                   *
 Bruce C. Huber                              198,849                1.02
 Ross E. Rogers                               29,561                   *
 Thomas E. Stanberry                          46,980                   *
 Ralph W. Burnet                              20,235                   *
 Christopher E. Clouser                        1,200                   *
 Susan E. Engel                                   --                   *
 Kathy Halbreich                               6,793                   *
 Robert S. Slifka                             10,793                   *
 David Stanley(7)                             21,950                   *
 All directors and executive
  officers as a group (14 persons)         1,187,078                5.95

-----------------------
* Less than 1%

(1) Includes shares held for the benefit of such persons by the ESOP as follows: Mr. Piper, 76,050; Mr. Duff, 18,304; Mr. Huber, 53,523; Mr. Rogers, 665; Mr. Stanberry, 5,471; and all directors and executive officers of the Company as a group, 180,836.

(2) Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the Company Stock Plan: Mr. Piper, 166,070; Mr. Burnet, 10,000; Mr. Duff, 61,000; Ms. Halbreich,

     6,000; Mr. Huber, 90,000; Mr. Rogers, 27,000; Mr. Slifka, 10,000; Mr.
     Stanberry, 41,000; Mr. Stanley, 10,000; and all directors and executive officers of the Company as a group, 540,570.

(3) Does not include shares which the following persons will have a right to acquire upon the exercise of the annual grant of options to members of the Company's Management Committee scheduled to be issued in April 1998: Mr. Piper, 22,000; Mr. Duff, 17,000; Mr. Huber, 14,000; Mr. Rogers, 14,000; Mr.
     Stanberry, 14,000; and all executive officers of the Company as a group, 123,000. These options will be issued pursuant to the Company Stock Plan at the fair market value of the Company Common Stock on the date of grant. These options will not be subject to acceleration at the Effective Time.

(4) Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the Company's 1983 Book Value Stock Purchase Plan: Mr. Piper, 5,560; Mr. Duff, 1,700; Mr. Huber, 3,400; and all directors and executive officers of the Company as a group, 12,950.

(5) Also includes shares deemed beneficially owned by the general partners of Carl Marks Management Company, L.P. ("Carl Marks"), Robert C. Ruocco and Andrew M. Boas. Based on a statement on Schedule 13G filed with the SEC by Carl Marks, Mr. Ruocco and Mr. Boas dated February 6, 1998.

(6) Based on a statement on Schedule 13G filed with the SEC by Wellington Management Company, LLP dated February 10, 1998.

(7) Does not include 1,180 shares held by a trust for the benefit of an adult child of Mr. Stanley, in which shares Mr. Stanley disclaims any beneficial interest.


        MARKET PRICE AND DIVIDEND INFORMATION FOR THE COMPANY'S COMMON STOCK
                                 BY FISCAL QUARTER

     The Company Common Stock is listed on the New York Stock Exchange under the name Piper Jaffray Companies Inc. and traded under the symbol "PJC." At November 28, 1997, there were approximately 652 registered stockholders of the Company Common Stock. On December 12, 1997, the last trading day before the public announcement of the execution of the Merger Agreement, the reported closing sale price per share of Company Common Stock was $29.75. On March 19, 1998, the reported closing sale price per share of Company Common Stock was $36.9375. Stockholders may wish to obtain a current quotation for the Company Common Stock. The table below sets forth the high and low per share closing sales prices for the Company Common Stock reported and cash dividends paid during the quarterly periods indicated.


 MARKET PRICES AND DIVIDENDS
  PER SHARE                         First       Second       Third      Fourth
--------------------------------------------------------------------------------
 Fiscal 1997
     Market Price Range
          High                     $16.625      $19.375     $22.500     $30.563
          Low                       11.375       13.875      13.750      20.750
     Dividends Paid                   .075         .075        .075        .075

 Fiscal 1996
     Market Price Range
          High                     $14.125      $14.500     $13.750     $12.375
          Low                       11.625       12.875      12.500      11.625
     Dividends Paid                   .075         .075        .075        .075
--------------------------------------------------------------------------------


     Cash dividends have been paid on Company Common Stock in each year since 1971. The Company's policy is to pay regular quarterly dividends on the Company Common Stock in March, June, September and December. On November 4, 1997, the Board of Directors declared a quarterly dividend of 7.5 cents per share of its common stock that was paid on December 9, 1997. On January 13, 1998, the Board of Directors declared a quarterly dividend of 7.5 cents per share of its common stock payable on March 10, 1998.

                INFORMATION CONCERNING USB AND THE MERGER SUBSIDIARY

     USB is the result of a merger between First Bank System, Inc. of Minneapolis and U.S. Bancorp, formerly headquartered in Portland, Oregon. With $70 billion in assets, USB is the 15th largest bank holding company in the nation operating approximately 1,000 banking offices in 17 states: Minnesota, Oregon, Washington, Colorado, California, Idaho, Nebraska, North Dakota, Nevada, South Dakota, Montana, Iowa, Illinois, Utah, Wisconsin, Kansas and Wyoming. USB provides comprehensive banking, trust, investment and payment systems products and services to consumers, businesses and institutions. It operates a network of 4,500 ATMs throughout the United States and 24-hour, seven days a week telephone customer service centers. USB is the largest provider of Visa corporate and purchasing cards in the world and one of the largest providers of corporate trust services in the United States. Its principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402 and its telephone number is (612) 973-1111.

     CUB ACquisition Corporation (the "Merger Subsidiary") is a wholly owned subsidiary corporation of USB organized under the laws of the State of Delaware in December, 1997 for the purposes of entering into the Merger Agreement and effecting the Merger. The Merger Subsidiary has not engaged in any activities other than in connection with the transactions contemplated by the Merger Agreement. The Merger Subsidiary's address and telephone number are the same as USB'S.


                            INDEPENDENT PUBLIC AUDITORS

     Deloitte & Touche LLP, serves as the Company's independent auditors. The consolidated financial statements audited by Deloitte & Touche LLP have been incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. Representatives of Deloitte &
Touche LLP will be present at the Special Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions.


                     SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

     Due to the contemplated consummation of the Merger, the Company does not currently expect to hold a 1998 Annual Meeting of Stockholders because, following the Merger, the Company will not be a publicly traded company. In the event that the Merger is not consummated and such a meeting is held, to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting, proposals of stockholders intended to be presented at such meeting must be received by the Company either (i) within a reasonable time after the Company announces publicly the date of the meeting and before the Company mails its proxy statement to stockholders in connection with such meeting, or (ii) no later than August 18, 1998, if the Company shall have announced publicly its intention not to consummate the Merger prior to such date.


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF SUCH DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO PIPER JAFFRAY COMPANIES INC., PIPER JAFFRAY TOWER, 222 SOUTH NINTH STREET, MINNEAPOLIS, MINNESOTA 55402, ATTN: INVESTOR RELATIONS, TELEPHONE: (612) 342-6084. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY APRIL 27, 1998.

     Certain information relating to Financial Statements, Selected Financial Data, Supplementary Financial Information and Management's Discussion and Analysis of Financial Condition and Results of Operations is set forth or incorporated by reference in the Company's Annual Report on Form 10-K and
Exhibit 13 thereto for the
fiscal year ended September 30, 1997 and is incorporated in this Proxy Statement by reference. In addition, the Company's Current Report on Form 8-K dated December 19, 1997, and the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, both filed with the SEC by the Company (File No. 1-7421) pursuant to the Exchange Act, are incorporated herein by reference.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 OR 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the time at which the Special Meeting is finally adjourned shall be deemed to be incorporated by reference into this Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated herein by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                                        By Order of the Board of Directors

                                        /s/ David E. Rosedahl

                                        David E. Rosedahl, Secretary

Minneapolis, Minnesota
March 24, 1998

                                                                     APPENDIX A

===============================================================================

                             AGREEMENT AND PLAN OF MERGER


                            DATED AS OF DECEMBER 14, 1997

                                     BY AND AMONG

                             PIPER JAFFRAY COMPANIES INC.

                                     U.S. BANCORP

                                         AND

                             CUB ACQUISITION CORPORATION

===============================================================================
                                      A-1

                                     TABLE OF CONTENTS

SECTION                                                                           PAGE
RECITALS. . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . .4

ARTICLE I  CERTAIN DEFINITIONS; INTERPRETATION . . . . . . . . . . . . . . . . . . .4
     1.01 CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.02 INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE II  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.01 THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.02 EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.03 CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.04 RESERVATION OF RIGHT TO REVISE STRUCTURE . . . . . . . . . . . . . . . . 10
     2.05 INTEGRATION OF LEGAL ENTITIES. . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE III  CONSIDERATION; EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . 11
     3.01 MERGER CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. . . . . . . . . . . . . . . . . 11
     3.03 PAYMENT FOR SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.04 DISSENTING STOCKHOLDER . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.05 OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IV  ACTIONS PENDING THE EFFECTIVE TIME . . . . . . . . . . . . . . . . . . 12
     4.01 FORBEARANCES OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . 12
     4.02 FORBEARANCES OF THE ACQUIROR.. . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE V  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . 14
     5.01 DISCLOSURE SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.02 STANDARD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.03 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . . . 15
     5.04 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR . . . . . . . . . . . . . 24

ARTICLE IV  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     6.01 REASONABLE BEST EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . 25
     6.02 STOCKHOLDER APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . . . 25
     6.03 PROXY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.04 PRESS RELEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.05 ACCESS; INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.06 ACQUISITION PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.07 NO RIGHTS TRIGGERED. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     6.08 REGULATORY APPLICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 27
     6.09 CERTAIN EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . 27
     6.10 NOTIFICATION OF CERTAIN MATTERS. . . . . . . . . . . . . . . . . . . . . 28
     6.11 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. . . . . . . . . . . 28
     6.12 SECTION 15 OF THE INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . 30

ARTICLE VII  CONDITIONS TO CONSUMMATION OF THE MERGER. . . . . . . . . . . . . . . 30
     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER . . . . . . . 30
     7.02 CONDITIONS TO OBLIGATION OF THE COMPANY. . . . . . . . . . . . . . . . . 31
     7.03 CONDITIONS TO OBLIGATION OF THE ACQUIROR . . . . . . . . . . . . . . . . 31

                                      A-2


ARTICLE VIII  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     8.01 TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     8.02 EFFECT OF TERMINATION AND ABANDONMENT. . . . . . . . . . . . . . . . . . 32
     8.03 TERMINATION FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE IX  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     9.01 SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     9.02 WAIVER; AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     9.03 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     9.04 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     9.05 EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     9.06 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     9.07 ENTIRE UNDERSTANDING; NO THIRD-PARTY BENEFICIARIES . . . . . . . . . . . 35

                                      A-3

                    AGREEMENT AND PLAN OF MERGER, dated as of December 14, 1997 (this "AGREEMENT"), by and among Piper Jaffray Companies Inc. (the "COMPANY"), U.S. Bancorp (the "ACQUIROR") and Cub Acquisition Corporation (the "MERGER SUBSIDIARY").

                                   RECITALS

                    A. THE COMPANY. The Company is a Delaware corporation, having its principal place of business in Minneapolis, Minnesota.

                    B. THE ACQUIROR. The Acquiror is a Delaware corporation, having its principal place of business in Minneapolis, Minnesota.

                    C. THE MERGER SUBSIDIARY. The Merger Subsidiary is a Delaware corporation, having its principal place of business in Minneapolis, Minnesota. The Merger Subsidiary is a wholly owned subsidiary of the Acquiror that has been organized for the purpose of effecting the Merger in accordance with this Agreement.

                    D. THE MERGER. Subject to the terms and conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of the Merger Subsidiary with and into the Company, with the Company being the corporation surviving such merger.

                    NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                      CERTAIN DEFINITIONS; INTERPRETATION

                    1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

                    "ACQUIROR" has the meaning assigned in the preamble to this Agreement.

                    "ACQUIROR COMMON STOCK" means the Common Stock, par value $1.25 per share, of the Acquiror.

                    "ACQUISITION PROPOSAL" has the meaning assigned in
          Section 6.06.

                    "ACQUISITION TRANSACTION" means a transaction or series of transactions that, directly or indirectly, in substance constitutes a disposition of all or any substantial part of the assets or business of the Company and its Subsidiaries, taken as a whole, whether by means of (a) a merger or consolidation, or any similar transaction, (b) a purchase, lease or other sale, transfer or disposition, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) by a person (including a group that would be aggregated for purposes of Section 13(d) of the Exchange Act) of securities representing 15% or more of the voting power of the Company or 50% or more of any of its Significant Subsidiaries or (d) otherwise.

                    "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

                    "AMEX" means the American Stock Exchange.

                    "BASE PERIOD STOCK PRICE" means the average of the mean high and low sales prices per share of the Acquiror Common Stock on the NYSE Composite Transactions Tape, as reported by the Wall Street Journal, for each of the five consecutive trading days immediately preceding the date of the Effective Time.

                    "CERTIFICATE OF INCORPORATION" has the meaning assigned in Section 2.01(b).

                    "CFTC" means the United States Commodities Futures Trading Commission.

                    "CLIENT" means any person to whom the Company or any of its Subsidiaries provides services under any Contract.

                    "CLOSING" and "CLOSING DATE" have the meanings assigned in Section 2.03.

                    "CODE" means the Internal Revenue Code of 1986, as amended.

                    "COMPANY COMMON STOCK CONVERSION RATIO" shall be defined as the ratio of $37.25 and the Base Period Stock Price rounded to the nearest 1/1000th of a share.

                    "COMPANY" has the meaning assigned in the preamble to this Agreement.

                    "COMPANY COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

                    "COMPANY ESOP" means the Piper Jaffray Companies ESOP.

                    "COMPANY PREFERRED STOCK" means the preferred stock, par value $1.50 per share, of the Company.

                    "COMPANY OPTIONS" means, collectively, outstanding options to purchase shares of Company Common Stock under the Company's 1993 Omnibus Stock Plan.

                    "COMPANY STOCK PLANS" means, collectively, the Company's 1993 Omnibus Stock Plan, 1983 Book Value Stock Purchase Plan and Stock Investment Plan.

                    "COMPENSATION PLANS" has, with respect to any person, the meaning assigned in Section 5.03(r).

                    "CONSTITUTIVE DOCUMENTS" means with respect to any juridical person, such person's articles or certificates of incorporation, bylaws or similar constitutive documents.

                    "CONTRACT" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease, understanding, arrangement, or commitment to which such person or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject.

                    "COSTS" has the meaning assigned in Section 6.11(a).

                    "DISCLOSURE SCHEDULE" has the meaning assigned in Section 5.01.
                                      A-5

                    "DISSENTERS' SHARES" means shares of Company Common Stock the holders of which shall have perfected their dissenters' rights to payment in accordance with Section 262 of the GCL as of immediately prior to the Effective Time.

                    "DOL" means the United States Department of Labor.

                    "EFFECTIVE TIME" means the date and time at which the Merger becomes effective.

                    "ENVIRONMENTAL LAWS" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to: (a) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources; or
          (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    "ERISA AFFILIATE" has, with respect to any person, the meaning assigned in Section 5.03(r).

                    "ERISA AFFILIATE PLAN" has the meaning assigned in
          Section 5.03(r).

                    "ERISA PLANS" has the meaning assigned in Section 5.03(r).

                    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                    "FEDERAL RESERVE SYSTEM" means the Board of Governors of the Federal Reserve System and the Federal Reserve Banks.

                    "FEE" has the meaning assigned in Section 8.03(a).

                    "FEE TRIGGER EVENT" has the meaning assigned in Section 8.03(a).

                    "FINANCIAL STATEMENTS" has the meaning assigned in
          Section 5.03(h).

                    "FUND BOARD" has the meaning assigned in Section 5.03(z).

                    "GCL" means the General Corporation Law of the State of Delaware.

                    "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

                    "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance, material or waste, including those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR Section 172.101), or by the United States Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, petroleum products or other such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including petroleum compounds, lead, asbestos and polychlorinated biphenyls.

                    "INDEMNIFIED PARTIES" has the meaning assigned in Section 6.11(a).

                    "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

                    "INVESTMENT COMPANY" has the meaning assigned for purposes of the Investment Company Act, disregarding Section 3(c) thereof, that is sponsored, organized, advised or managed by the Company or one of its Subsidiaries (including the Registered Funds).

                    "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                    "IRS" means the United States Internal Revenue Service.

                    "LIENS" means a charge, mortgage, pledge, security interest, restriction (other than a restriction on transfer arising under Securities Laws), claim, lien, or encumbrance of any nature whatsoever.

                    "LITIGATION" has the meaning assigned in Section 5.03(l).

                    "MATERIAL" means, with respect to any fact, circumstance, event or thing relating to the Acquiror, the Company or the Surviving Corporation, respectively, that such fact, circumstance, event or thing is material to (a) the financial position, results of operation, assets, properties or business of the Company and its subsidiaries, the Acquiror and its subsidiaries, or the Surviving Corporation and its subsidiaries, in each case taken as a whole, or
          (b) the ability of either the Acquiror or the Company timely to perform its obligations under this Agreement or otherwise to consummate the transactions contemplated by this Agreement.

                    "MATERIAL ADVERSE EFFECT" means, with respect to the Acquiror, the Company, or the Surviving Corporation, respectively, an effect that, individually or in the aggregate, is both Material and adverse with respect to the Acquiror and its subsidiaries, the Company and its subsidiaries or the Surviving Corporation and its subsidiaries, in each case taken as a whole; provided that "MATERIAL ADVERSE EFFECT" shall not be deemed to include the effects of (1) changes in the economy of the United States of America of general scope, (2) changes in laws and regulations of general applicability, (3) changes in generally accepted accounting principles or (4) actions or omissions of the Company taken with the prior written consent of the Acquiror in contemplation of the Merger.

                    "MEETING" has the meaning assigned in Section 6.02.

                    "MERGER" has the meaning assigned in Section 2.01.

                    "MERGER CONSIDERATION" has the meaning assigned in
          Section 3.01.

                    "MERGER SUBSIDIARY" has the meaning assigned in the preamble to this Agreement.

                    "MSRB" means the Municipal Securities Rulemaking Board.

                    "MULTIEMPLOYER PLAN" has the meaning assigned in Section 5.03(r).

                    "NASD" means the National Association of Securities Dealers, Inc.

                    "NYSE" means the New York Stock Exchange, Inc.

                    "PBGC" means the Pension Benefit Guaranty Corporation.

                    "PENSION PLAN" has, with respect to any person, the meaning assigned in Section 5.03(r).

                    "PERSON" means any individual, bank, corporation, limited liability company partnership, association, joint-stock company, business trust or unincorporated organization.

                    "PREVIOUSLY DISCLOSED" has the meaning assigned in
          Section 5.01.

                    "PROXY STATEMENT" has the meaning assigned in Section
          6.03.

                    "REGISTERED FUNDS" has the meaning assigned in Section 5.03(z).

                    "REPORTS" has the meaning assigned in Section 5.03(g).

                    "REPRESENTATIVES" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

                    "RIGHTS" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock or equity appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

                    "SECTION 20 SUBSIDIARY" means U.S. Bancorp Investments, Inc., a wholly owned direct or indirect Subsidiary of the Acquiror.

                    "SEC" means the United States Securities and Exchange Commission.

                    "SEC DOCUMENTS" has the meaning assigned in Section
          5.03(h).

                    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                    "SECURITIES LAWS" means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act, the Investment Company Act and any state securities and "blue sky" laws.

                    "SELF-REGULATORY ORGANIZATION" means the National Association of Securities Dealers, Inc., the NYSE, the AMEX, the MSRB, the Chicago Stock Exchange, The Chicago Mercantile Exchange, the Chicago Board of Trade, the Cincinnati Stock Exchange, the Minneapolis Grain Exchange and the New York Futures Exchange, or other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company or one of its Subsidiaries is otherwise subject.

                    "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings assigned in Rule 1-02 of Regulation S-X of the SEC.

                    "SUBSIDIARY COMBINATION" has the meaning assigned in
          Section 2.05.

                    "SURVIVING CORPORATION" has the meaning assigned in
          Section 2.01.

                    "TAKEOVER LAWS" has the meaning assigned in Section
          5.03(e).

                    "TAXES" means all taxes, charges, fees, levies or other assessments, however denominated and whether imposed by a taxing authority within or without the United States, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

                    "TAX RETURNS" means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

                    "TREASURY SHARES" means shares of Company Common Stock owned by the Company or any of its Subsidiaries.

                    1.02 INTERPRETATION. When a reference is made in this Agreement to RECITALS, SECTIONS, ANNEXES OR SCHEDULES, such reference shall be to a Recital or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.
 Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed followed by the words "WITHOUT LIMITATION". References herein to "TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT" shall be deemed to include a reference to the Subsidiary Combination. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other Affiliates, to take appropriate action in connection therewith.

                                  ARTICLE II

                                  THE MERGER

                    2.01 THE MERGER. At the Effective Time, the business combination contemplated by this Agreement shall occur and in furtherance thereof:

                    (a) STRUCTURE AND EFFECTS OF THE MERGER. The Merger Subsidiary shall merge with and into the Company, and the separate corporate existence of the Merger Subsidiary shall thereupon cease (the "MERGER"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 2.01(b). The Merger shall have the effects specified in the GCL.

                    (b) CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Surviving Corporation (the "CERTIFICATE OF INCORPORATION") shall be the certificate of incorporation of the Company as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the GCL, except that Article IV of the Company's certificate of incorporation shall be amended to read in its entirety as follows:

                         "The aggregate number of shares which the
                     Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $1.00 per share."

                    (c)  BY-LAWS.   The by-laws of the Surviving Corporation
          shall be the by-laws of the Merger Subsidiary as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the aforementioned Certificate of Incorporation.

                    (d) DIRECTORS. The directors of the Surviving Corporation shall be the directors of the Merger Subsidiary immediately prior to the Effective Time, and such directors, together with any additional directors as may thereafter be elected, shall hold such office until such time as their successors shall be duly elected and qualified.

                    (e) OFFICERS. The officers of the Surviving Corporation shall be the officers of the Merger Subsidiary immediately prior to the Effective Time and (to the extent provided for in their respective Employment Agreements) the Designated Executives, together with any additional officers as may be agreed upon prior to the Effective Time by the Merger Subsidiary and the Company or as may be appointed thereafter.

                    2.02 EFFECTIVE TIME. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a certificate of merger in accordance with Section 251 of the GCL, or at such later date and time as may be set forth in such certificate. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall use their reasonable best efforts to cause the Merger to become effective (a) on a date that is not later than three business days after the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents as of the Closing
Date) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of the Acquiror, on the last business day of the month in which such day occurs) or (b) on such other date as the parties may agree in writing.

                    2.03 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of the Acquiror, or at such other place as the parties shall agree, on the date when the Effective Time is intended to occur (the "CLOSING DATE").

                    2.04 RESERVATION OF RIGHT TO REVISE STRUCTURE. At the Acquiror's election, the Merger may alternatively be structured so that (a) the Company is merged with the Acquiror or a wholly owned subsidiary of it other than the Merger Subsidiary or (b) a wholly owned subsidiary of the Acquiror is merged with and into the Company; PROVIDED, HOWEVER, that no such change shall (1) alter or change the amount or kind of the Merger Consideration or the treatment of the holders of Company Options, or (2) materially impede or delay receipt of any approval or consent referred to in
Section 7.01(b) or the consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                    2.05 INTEGRATION OF LEGAL ENTITIES. The parties hereto currently intend to effectuate, or cause to be effectuated, following the Effective Time, the combination (the "SUBSIDIARY COMBINATION") of the securities business of Piper Jaffray Inc. with the Section 20 Subsidiary (under the name U.S. Bancorp Piper Jaffray Inc.). The parties hereto shall cooperate and take all reasonable, requisite actions, including executing all requisite documentation, prior to or following the Effective Time to effect the Subsidiary Combination; PROVIDED, HOWEVER, that any such actions shall not materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or consummation of the transactions contemplated by this Agreement. The parties also agree to cooperate and take all reasonable, requisite additional action prior to or following the Effective Time to merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons; provided, however, that any such actions shall not materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or consummation of the transactions contemplated by this Agreement.

                                       ARTICLE III

                                 CONSIDERATION; EXCHANGE

                    3.01 MERGER CONSIDERATION. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

                    (a) OUTSTANDING COMPANY COMMON STOCK. Each share of Company Common Stock, excluding Treasury Shares and Dissenters' Shares, outstanding immediately prior to the Effective Time shall become and be converted into the right to receive $37.25 in cash, without interest thereon (the "MERGER CONSIDERATION").

                    (b) OUTSTANDING MERGER SUBSIDIARY COMMON STOCK. All shares of capital stock of the Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock.

                    (c) TREASURY AND DISSENTERS' SHARES. Each share of Company Common Stock held as Treasury Shares or Dissenters' Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and, except as set forth in Section
          3.04 with respect to Dissenters' Shares, no consideration shall be issued in exchange therefor.

                    3.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive the Merger Consideration provided in this Article III. At and after the Effective Time, there will be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

                    3.03 PAYMENT FOR SHARES. The Acquiror shall make available or cause to be made available to U.S. Bank National Association (or such other bank as the Acquiror shall appoint and shall be reasonably acceptable to the Company), as paying agent (the "PAYING AGENT"), amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of Merger Consideration to holders of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of outstanding shares of Company Common Stock a form (mutually agreed to by the Acquiror and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause the Paying Agent to pay to each person entitled thereto a check in the amount to which such person is entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent that have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Acquiror only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock and the Acquiror shall reimburse the Surviving Corporation for such charges and expenses.

                    3.04 DISSENTING STOCKHOLDERS. Dissenters' Shares shall be purchased and paid for in accordance with Section 262 of the GCL.

                    3.05 OPTIONS. (a) At the Effective Time each then outstanding Company Option shall be converted into and become the right to acquire a number of shares of Acquiror Common Stock, equal to the product, rounded down to the nearest whole share, of (1) the number of shares of Company Common Stock subject to the Company Option and (2) the Company Common Stock Conversion Ratio, at a per share exercise price, rounded up to the nearest cent, equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Option divided by
(z) the product of the Company Common Stock Conversion Ratio and the number of shares of Company Common Stock subject to the Company Option; PROVIDED,

HOWEVER, that in the case of any Company Option which is an "incentive stock option," as defined under Section 422 of the Code, the adjustments provided by this Section shall be effected in a manner consistent with Section 424(a) of the Code. At or prior to the Effective Time, the Company and the Acquiror shall make all necessary arrangements with respect to the Company Stock Plans to permit the assumption of such Company Options (or any substitute options) by the Acquiror pursuant to this Section 3.05.

                         (b)  At the Effective Time, the Acquiror will assume
each then outstanding Company Option, as converted pursuant to this Section 3.05, in accordance with the terms of the Company's 1993 Omnibus Stock Plan and the stock option agreement by which it is evidenced. At or prior to the Effective Time, the Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 3.05. Upon Closing, the Acquiror shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Acquiror Common Stock subject to such Company Options not exercised prior to the Effective Time, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

                                  ARTICLE IV

                      ACTIONS PENDING THE EFFECTIVE TIME

                    4.01 FORBEARANCES OF THE COMPANY. Except as expressly contemplated by this Agreement, without the prior written consent of the Acquiror, the Company will not, and will cause each of its Subsidiaries not to:

                    (a) ORDINARY COURSE. Conduct the business of the Company and its Subsidiaries other than in the ordinary and usual course, or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, suppliers, employees and business associates; engage in any new activities or lines of business; or take any action reasonably likely to have an adverse affect upon the Company's ability to perform any of its material obligations under this Agreement.

                    (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of the Company or any of its Subsidiaries or any Rights in respect thereof, (2) enter into any agreement with respect to the foregoing, or (3) permit any additional shares of capital stock of the Company or any of its Subsidiaries to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights. Without limiting the foregoing, after the date hereof the Company will not issue or create additional Rights to acquire shares of Company Common Stock under the Company's 1983 Book Value Stock Purchase Plan.

                    (c) DIVIDENDS, ETC. (1) Make, declare, pay or set aside for payment any dividend (other than dividends from wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company, and regular quarterly cash dividends on the Company Common Stock at a rate not exceeding 7 1/2 CENTS per share per calendar quarter) on or in respect of, or declare or make any distribution on, any shares of capital stock of the Company or any of its Subsidiaries or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                    (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into, amend, modify or renew any employment, consulting, severance or similar contracts with any director, officer or employee of the Company or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (1) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (2) for other changes that are required by applicable law, (3) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (4) for employment arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice.

                    (e) BENEFIT PLANS. Enter into, establish, adopt or amend (except (1) as may be required by applicable law or (2) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or any of its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                    (f)  DISPOSITIONS.  Except (1) as Previously Disclosed or
          (2) sales of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, business or properties which is material to it or any of its Subsidiaries.

                    (g)  ACQUISITIONS.  Except (1) as Previously Disclosed or
          (2) for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire any assets, business, or properties of any other person which is material to it or any of its Subsidiaries.

                    (h) CONSTITUTIVE DOCUMENTS. Amend the Constitutive Documents of the Company or its Subsidiaries.

                    (i) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                    (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

                    (k) CLAIMS. Except as Previously Disclosed, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $250,000 and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.

                    (l) ADVERSE ACTIONS. Knowingly take any action that is reasonably likely to result in (1) any of its representations or warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time or (2) any of the conditions to the Merger set forth in ARTICLE VII not being satisfied, except, in each case, as may be required by applicable law.

                    (m) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

                    (n) FUND ACTION. Except as and to the extent required, based upon the written advice of outside counsel, in the exercise of the fiduciary obligations of the Company or one of its Subsidiaries to any Investment Company, request that any action be taken by any Fund Board, other than (1) routine actions that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company or any Investment Company,
          (2) actions Previously Disclosed or (3) actions necessary to allow consummation of the Merger or the Subsidiary Combination.

                    (o) COMMITMENTS. Agree, commit to or enter into any agreement to take any of the actions referred to in SECTION 4.01
          (a) through (n).

                    4.02 FORBEARANCES OF THE ACQUIROR. Except as expressly contemplated by this Agreement, without the prior written consent of the Company, the Acquiror will not, and will cause each of its Subsidiaries not to knowingly take any action reasonably likely to result in (a) any of the conditions to the Merger set forth in ARTICLE VII not being satisfied, (b) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

                    5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, the Company has delivered to the Acquiror, and the Acquiror has delivered to the Company, a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either (a) in response to an express informational requirement contained in or requested by a provision hereof or
(b) as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article VI; PROVIDED that (1) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established in Section 5.02 and (2) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item (or any undisclosed item or information of comparable or greater significance) represents a Material exception or fact, event or circumstance with respect to the Company or the Acquiror, respectively. Information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or one or more covenants, in each case that is contained (or incorporated by reference) in a correspondingly enumerated portion of such Disclosure Schedule, is described herein as "PREVIOUSLY DISCLOSED".

                    5.02 STANDARD. No representation or warranty of the Company or the Acquiror contained in Section 5.03 (other than Sections 5.03(i) and (j)) or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a particular representation or warranty, as a consequence of the existence of any fact, event, or circumstance that should have been disclosed as an exception to a particular representation or warranty, unless such fact, event or circumstance, whether individually or taken together with all other facts, events or circumstances that should have been so disclosed (whether or not as exceptions) with respect to such particular representation or warranty contained in Section
5.03 or 5.04, would be Material with respect to the Company or the Acquiror, respectively.

                    5.03 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Subject to Sections 5.01 and 5.02, except as Previously Disclosed, the Company hereby represents and warrants to the Acquiror and the Merger Subsidiary as follows:

                    (a) ORGANIZATION, STANDING AND AUTHORITY. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of the Company and its Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Piper Jaffray Inc. is duly registered, qualified to do business and in good standing as a broker-dealer with the SEC, and is a member in good standing of all relevant Self-Regulatory Organizations.

                    (b) CAPITAL STOCK. As of the date of this Agreement, the Company has (1) 40,000,000 authorized shares of Company Common Stock, of which not more than 19,129,429 shares are outstanding and not more than 876 are held as Treasury Shares, and (2) 300,000 authorized shares of Company Preferred Stock, none of such shares being outstanding. As of the date of this Agreement, there were outstanding under the Company Stock Plans, Rights to acquire not more than an aggregate of 1,998,007 shares of Company Common Stock subject to adjustment on the terms set forth in the Company Stock Plans at exercise prices and times set forth in the Company's Disclosure Schedule. As of the date of this Agreement, the Company has no shares of Company Common Stock reserved for issuance, other than 1,453,437 shares reserved under the Company Stock Plans, and the Company has no shares of Company Preferred Stock reserved for issuance. All the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any subscriptive or preemptive rights. All the outstanding shares of capital stock of each of the Company's Subsidiaries owned by the Company or a Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company or a Subsidiary of the Company free and clear of all Liens. Except as set forth above and except for Company Common Stock issued after the date hereof pursuant to the terms of the Company Stock Plans, there are no shares of capital stock of the Company authorized, issued or outstanding and there are no preemptive rights or any outstanding Rights of the Company or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other securities of the Company or any of its Subsidiaries (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer thereof).

                    (c) SUBSIDIARIES. The Company has Previously Disclosed a list of all its Subsidiaries, including the states in which such Subsidiaries are organized, a brief description of such Subsidiaries' principal activities, and if any of such Subsidiaries is not wholly owned by the Company or one of its Subsidiaries, the percentage owned by the Company or any such Subsidiary and the names, addresses and percentage ownership by any other person. No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or a wholly owned Subsidiary of the Company) by reason of any Rights with respect thereto. There are no Contracts by which any of the Company's Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each of the Company's Subsidiaries are fully paid and nonassessable and subject to no subscriptive or preemptive rights or Rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any Liens. Each of the Company's Subsidiaries is in good standing under the laws of the jurisdiction in which it is organized, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                    The Company has Previously Disclosed, as of the date hereof, a list of all equity securities it or a Company Subsidiary holds involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity) and, as of the Effective Time, no additional persons would need to be included on such a list. The Company has Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities, in which it owns or controls an interest, directly or indirectly, and the nature and amount of each such interest and, as of the Effective Time, no additional persons would need to be included on such a list.

                    (d) CORPORATE POWER. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets. The Company has Previously Disclosed a brief description of each line of business in which the Company or any Company Subsidiary is engaged.

                    (e) CORPORATE AUTHORITY AND ACTION. The Company has the requisite corporate power and authority, and has taken all corporate action necessary, in order (1) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and (2) subject only to receipt of the requisite approval of the plan of merger contained in this Agreement by the holders of at least two-thirds of the outstanding shares of Company Common Stock, to adopt the plan of merger contained in this Agreement and, in accordance therewith, to consummate the Merger. This Agreement constitutes the valid and legally binding agreement of the Company, enforceable in accordance with its terms.

                    The Company has taken all action necessary in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other antitakeover laws and regulations (collectively, "TAKEOVER LAWS") of the State of Delaware, including
          Section 203 of the GCL, or of any other State.

                    (f) NO DEFAULTS. Subject to the approval by the holders of at least two-thirds of the outstanding shares of Company Common Stock, receipt of the required regulatory approvals, the required filings under federal and state securities and insurance laws and the approvals of the NYSE and any other applicable exchange of the Merger and the other transactions contemplated hereby, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby, does not and will not (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or any Contract of it or of any of its Subsidiaries or to which the Company or any of the Company's Subsidiaries or its or their properties is subject or bound, (2) constitute a breach or violation of, or a default under, the Constitutive Documents of the Company or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such Contract.

                    (g) REPORTS. The Company and its Subsidiaries have timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 1993 with (1) the SEC or the CFTC, (2) any other applicable federal, state, local or foreign Governmental Authorities or (3) any Self-Regulatory Organization (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "REPORTS"), including without limitation, all reports, registrations, statements and filings required under the Securities Laws. Each of the Reports, when filed, complied (or will comply) as to form with the statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed.

                    (h) SEC DOCUMENTS AND FINANCIAL STATEMENTS. The Company has made available to the Acquiror copies of each registration statement, offering circular, report, definitive proxy statement or information statement under the federal Securities Laws filed or circulated by it with respect to periods since January 1, 1996 through the date of this Agreement and will promptly provide each such registration statement, offering circular, report, definitive proxy statement or information statement filed or circulated after the date hereof (collectively, the "SEC DOCUMENTS"), each in the form (including exhibits and any amendments thereto) filed with the SEC (or if not so filed, in the form used or circulated).

                    As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the SEC Documents filed after the date of this Agreement, will comply) as to form with applicable Securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    Each of the Company's consolidated statements of condition or balance sheets included in or incorporated by reference into the SEC Documents, including the related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial position of the Company and its Subsidiaries as of the date of such statement of condition or balance sheet and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "FINANCIAL STATEMENTS"), fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

                    (i) ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Financial Statements or the SEC Documents filed prior to the date hereof, none of the Company or its Subsidiaries has any obligation or liability (contingent or otherwise), that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

                    (j) ABSENCE OF CERTAIN CHANGES. Since September 30, 1996, except as disclosed in the Financial Statements or the SEC Documents filed after that date but before the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts which has had or is reasonably likely to have a Material Adverse Effect on the Company.

                    (k) SECURITIES. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of its Subsidiaries. Such securities are valued on the books of the Company or its Subsidiaries in accordance with generally accepted accounting principles.

                    (l) LITIGATION; REGULATORY ACTION. Except as disclosed in the Company's SEC Documents filed before the date of this Agreement, no litigation, proceeding, investigation or controversy ("LITIGATION") before any court, arbitrator, mediator or Governmental Authority is pending against the Company or any of its Subsidiaries, and, to the best of the Company's knowledge, no such Litigation has been threatened; neither the Company nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority (including the SEC, the Federal Reserve System, the CFTC and the Federal Trade Commission) charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisers or insurance agents and brokers or the supervision or regulation of the Company or any of its Subsidiaries or any Self-Regulatory Organization; and neither the Company nor any of the Company Subsidiaries has been notified by or received another communication from any such Governmental Authority or Self-Regulating Organization to the effect that such Governmental Authority or Self-Regulatory Organization is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending or threatened arising out of any state of facts relating to the sale of investment products by the Company, the Company Subsidiaries or any employees thereof (including, without limitation, equity or debt securities, mutual funds, insurance contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any of its Subsidiaries was a manager, co-manager, syndicate member or distributor, Derivatives Contracts ((as hereinafter defined) or structured notes).

                    (m) COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries, and their respective officers and employees:

                         (1) in the conduct of business is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, and with the applicable rules of all Self-Regulatory Organizations;

                         (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own and operate their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current;

                         (3)  since January 1, 1996, has received no
                    notification or communication from any Governmental Authority or Self-Regulatory Organization (a) asserting that any of them is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Authority or Self-Regulatory Organization enforces, or has otherwise engaged in any unlawful business practice, (b) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (c) requiring any of them (including any of the Company's or its Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy) or (d) restricting or disqualifying the activities of the Company or any of its Subsidiaries (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally);

                         (4) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company, any of its Subsidiaries or any officer, director or employee thereof;

                         (5) is not, nor is any Affiliate of any of them, subject to a "statutory disqualification" as defined in
                    Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Subsidiary as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation; and

                         (6) other than Piper Jaffray Inc., is not required to be registered as an investment company, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any United States federal, state, local or foreign statutes, laws, rules or regulations. No broker-dealer Subsidiary acts as the "sponsor" of a "broker-dealer trading program", as such terms are defined in Rule 17a-23 under the Exchange Act.

                         (7) in the conduct of their business with respect to employee benefit plans subject to Title I of ERISA, the Company and its Subsidiaries have not (i) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA and (ii) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code.

                    (n) CLIENTS. The Company and its Subsidiaries are in compliance with the terms of each Contract with each Client, and each such Contract is in full force and effect with respect to the applicable Client. There are no disputes pending or threatened with any Client or with any former Client. The Company has made available to the Acquiror true and complete copies of all advisory, sub-advisory and similar agreements with any Clients.

                    Each extension of credit by the Company or any of its Subsidiaries to any Client (A) is in full compliance with Federal Reserve Board Regulation T or any substantially similar regulation of any Governmental Authority and, (B) is fully secured, and the Company or such Subsidiary has a first priority perfected security interest in the collateral securing such extension of credit.

                    (o) REGISTRATIONS. The Company and each of its employees who are required to be registered as a broker-dealer, an investment adviser, a registered representative, an insurance agent or a sales person (or in a similar capacity) with the SEC, the securities commission or similar authority or insurance authority of any state or foreign jurisdiction or any self-regulatory body are duly registered as such and such registrations are in full force and effect. All federal, state and foreign registration requirements have been complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete.

                    The Company has made available to the Acquiror true and correct copies of (A) each Form G-37/G-38 filed with the MSRB since January 1, 1996 and (B) all records required to be kept by the Company under Rule G-8(a)(xvi) of the MSRB. Since January 1, 1996, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or any of the Company's Subsidiaries on any such Form or recorded by the Company or any such Subsidiary pursuant to such Rule.

                    (p) ENVIRONMENTAL MATTERS. The Company and its Subsidiaries have complied at all times with applicable Environmental Laws; no property (including buildings and any other structures) currently or formerly owned or operated (or which the Company or any of its Subsidiaries would be deemed to have owned or operated under any Environmental Law) by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for the Company or its Subsidiaries; the Company is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, the Company and its Subsidiaries are not received any notice, demand letter, claim or request for information alleging any violation of, or liability of the Company under, any Environmental Law; the Company and its Subsidiaries are not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company and its Subsidiaries are not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving the Company or one of its Subsidiaries, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by the Company or one of its Subsidiaries; and the Company has made available to the Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company or one of its Subsidiaries or any currently or formerly owned or operated property or any property in which the Company or one of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

                    (q) NO BROKERS. None of the Company or its Subsidiaries, or any of their directors, officers or employees, has employed any broker or finder, or incurred any broker's or finder's commissions or fees, in connection with the transactions contemplated hereby, except that the Company has engaged Keefe, Bruyette & Woods, Inc. as its financial adviser, the arrangements with which are Previously Disclosed.

                    (r)  COMPENSATION PLANS.

                         (1) The Company has Previously Disclosed a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the Company Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "COMPENSATION PLANS"). True and complete copies of all Compensation Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been made available to the Acquiror.

                         (2) All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("MULTIEMPLOYER PLANS"), covering employees or former employees of the Company and the Company Subsidiaries (the "ERISA PLANS"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified, under Section 401(a) of the Code, has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of IRS Revenue Procedure 93-39), and the Company is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                         (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). Neither the Company nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                         (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
                    Section 401(a)(29) of the Code.

                         (5)  Under each Pension Plan which is a
                    single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of
                    Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no adverse change in the financial condition of such plan since the last day of the most recent plan year.

                         (6) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan. There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

                         (7) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation Plan or otherwise from the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation Plan or (C) result in any acceleration of the time of payment or vesting of any such benefit.

                    (s) NO KNOWLEDGE. As of the date hereof, the Company knows of no reason why the regulatory approvals referred to in
          Section 7.01(b) should not be obtained without the imposition of any condition of the type referred to in the proviso following such
          Section 7.01(b).

                    (t) LABOR RELATIONS. Each of the Company and its Subsidiaries is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company or its Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against any of the Company or its Subsidiaries before the National Labor Relations Board. Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or any of its Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving the Company's or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                    (u) INSURANCE. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices.

                    (v) TAXES. (1) The Company and its Subsidiaries have filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent consolidated balance sheet of the Company set forth in the Financial Statements. The Tax Returns of the Company and its Subsidiaries have been prepared in accordance with all applicable laws and generally accepted principles applicable to taxation consistently applied; (2) all Taxes which the Company and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable; (3) the Company and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any of its Subsidiaries for the fiscal years prior to and including the most recent fiscal year; (4) neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code; (5) the Company has at all times been taxable as a Subchapter C corporation under the Code; (6) the Company has never been a member of any consolidated group (other than with the Company and its Subsidiaries) for Tax purposes; (7) the Company is not a party to any tax sharing agreement or arrangement, other than with its Subsidiaries; (8) no liens for Taxes exist with respect to any of the assets or properties of the Company, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith; (9) all of the U.S. federal income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the IRS, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs; (10) all Taxes due with respect to any completed and settled audit, examination or deficiency Litigation with any taxing authority have been paid in full; (11) there is no audit, examination, deficiency, or refund Litigation pending with respect to any Taxes and during the past three years no taxing authority has given written notice of the commencement of any audit, examination or deficiency Litigation, with respect to any Taxes; (12) neither the Company nor any of its Subsidiaries is bound by any currently effective private ruling, closing agreement or similar agreement with any taxing authority; (13) except with respect to like-kind exchanges pursuant to Section 1031 of the Code, the Company will not be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law; (14) (A) no property of the Company or its Subsidiaries is "tax exempt property" within the meaning of Section 168(h) of the Code, (B) no assets of the Company or its Subsidiaries is subject to a lease under Section 7701(h) of the Code, and (C) neither the Company nor its Subsidiaries is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982; and (15) immediately following the Merger, the Company will not have any income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation Section 1.1502-19.

                    (w)  DERIVATIVES.  All exchange-traded or
          over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other similar arrangement, whether entered into for the Company's account, or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and
          (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The SEC Documents disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since June 30, 1997, there has not been a material change in such value.

                    (x) ACCOUNTING CONTROLS. Each of the Company and its Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Board of Directors, that (1) all material transactions are executed in accordance with management's general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to broker-dealers or any other criteria applicable to such statements, (3) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

                    (y) PROPRIETARY RIGHTS. The Company and its Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property material to the conduct of their business, and all of these have been Previously Disclosed; and in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and, to the knowledge of the Company, no other person has the right to use such names, service-marks or trademarks in any such state.

                    (z)  INVESTMENT ADVISORY ACTIVITIES.

                         (1) Certain of the Company's Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services to the Investment Companies, each of which has been Previously Disclosed. Each of the Investment Companies (or the trust of which it is a series) is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each of the Investment Companies (or the trust or corporation of which it is a series) that is registered or required to be registered under the Investment Company Act ("REGISTERED FUNDS") is governed by a board of trustees or directors (each a "FUND BOARD" and, collectively, the "FUND BOARDS") consisting of at least 50% of trustees or directors who are not "interested persons") (as defined in the Investment Company Act) of the Registered Funds or the Company. The Fund Boards operate in all material respects in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act, to the extent applicable.

                         (2)  Each of the Investment Companies is in
                    compliance with all applicable foreign, federal and state laws, rules and regulations of the SEC, the IRS, and any Self-Regulatory Organization having jurisdiction over such Investment Company. The Company has made available to the Acquiror true and complete copies of all the Constitutive Documents and related advisory agreements of all of the Investment Companies managed or advised by the Company or any of its Subsidiaries.

                         (3) Except for Piper Jaffray Inc., Piper Trust Company and Piper Capital Management Incorporated, none of the Company or its Subsidiaries is or has been during the past five years an "investment adviser" within the meaning of the Investment Advisers Act, required to be registered, licensed or qualified as an investment advisor under the Investment Advisers Act or subject to any liability or disability by reason of any failure to be so registered, licensed or qualified.

                         (4) Each Investment Company has been operated in compliance with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Investment Company or governing instruments for a Client.
                     The Company and its Subsidiaries have operated their
                    investment accounts in accordance with the investment objectives and guidelines in effect for such investment accounts.

                         (5)  Each Registered Fund has duly adopted
                    procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable.

                         (6) Neither the Company, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to an Investment Company; neither the Company, nor any "associated person" (as defined in the Investment Advisors Act) thereof, is ineligible pursuant to Section 203 of the Investment Advisors Act to serve as an investment advisor or as an associated person to a registered investment advisor.

                    5.04 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Acquiror hereby represents and warrants to the Company as follows:

                    (a) ORGANIZATION, STANDING AND AUTHORITY. The Acquiror and the Merger Subsidiary each has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Acquiror and the Merger Subsidiary each is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of the Acquiror and its Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

                    (b) CORPORATE AUTHORITY. The Acquiror and the Merger Subsidiary each has the requisite corporate power and authority, and has taken all corporate action necessary, in order (1) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and (2) to adopt the plan of merger contained in this Agreement and, in accordance therewith, to consummate the Merger. This Agreement is the valid and binding agreement of each of them enforceable in accordance with its terms.

                    (c) NO DEFAULTS. Subject to the required approval of the Federal Reserve System, and any required filings under federal and state securities' and insurance laws, and the approvals of the NYSE and the other securities exchanges referred to in Section 5.03(f), of the Merger and the other transactions contemplated hereby, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by it, does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or any Contract of the Acquiror or of any of its subsidiaries or to which the Acquiror or any of its Subsidiaries or properties is subject or bound, (2) constitute a breach or violation of, or a default under, the Constitutive Documents of the Acquiror or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument other than such consent or approval.

                    (d) NO KNOWLEDGE. As of the date hereof, the Acquiror knows of no reason why the regulatory approvals and consents referred to in Section 7.01(b) should not be obtained without the imposition of any condition of the type referred to in the proviso following such Section 7.01(b).

                    (e) INVESTMENT COMPANIES. Neither the Acquiror, nor any "AFFILIATED PERSON" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act to a Registered Fund; neither the Acquiror, nor any "ASSOCIATED PERSON" (as defined in the Investment Advisors Act) thereof, is ineligible pursuant to
          Section 203 of the Investment Advisors Act to serve as an investment advisor or as an associated person to a registered investment advisor.

                    (f) FUNDS. At the Effective Time, the Acquiror will have the funds necessary to consummate the Merger and pay the Merger Consideration in accordance with the terms of this Agreement.

                                  ARTICLE IV

                                  COVENANTS

                    6.01 REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror agrees to use its reasonable best efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

                    (b) Without limiting the generality of Section 6.01(a), the Company agrees to use its reasonable best efforts to obtain (1) any consents of Clients (including in the case of Registered Funds, stockholders of such Registered Funds) necessary to effect the assignment of any Advisory Agreement to the Surviving Corporation upon consummation of the Merger and,
(2) the consent or approval of all persons party to a Contract with the Company, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits thereof.

                    6.02 STOCKHOLDER APPROVALS. The Company agrees to take, in accordance with applicable law, the Company's Constitutive Documents, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "MEETING") as promptly as practicable. The Company's Board of Directors shall recommend such approval, and the Company shall take all lawful action to solicit such approval by its stockholders; PROVIDED, HOWEVER, the Company's Board of Directors may fail to make the recommendation, or to seek to obtain the shareholder approval, or withdraw, modify or change any such recommendation, if such Board of Directors determines in good faith, after considering the advice of outside counsel to such Board, that such action is required in order to discharge properly the directors' fiduciary duties under the GCL.

                    6.03 PROXY STATEMENT. The Acquiror and the Company will cooperate in the preparation of a proxy statement and other proxy solicitation materials of the Company (the "PROXY STATEMENT"). The Company agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable. Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                    6.04 PRESS RELEASES. Each of the Company and the Acquiror agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the rules of any applicable Self-Regulatory Organization.

                    6.05 ACCESS; INFORMATION. (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Acquiror and its officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as the Acquiror may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

                    (b) The Acquiror agrees that any information obtained pursuant to this Section 6.05 will be subject to the terms of the letter agreement, dated December 8, 1997, between the Acquiror and the Company. No investigation by the Acquiror of the business and affairs of the Company and its Subsidiaries shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement or the conditions to consummation contained in Article VII.

                    6.06 ACQUISITION PROPOSALS. (a) The Company agrees that it shall not, and shall use its best efforts to cause its officers, directors, agents, advisors and Affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or operations of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "ACQUISITION PROPOSAL"); PROVIDED that, if the Company is not otherwise in violation of this Section 6.06, the Company's Board of Directors may provide (or authorize the provision of) information to, and may engage in (or authorize) such negotiations or discussions with, a person, directly or through representatives, if (a) such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined in good faith that providing such information or engaging in such negotiations or discussions is required in order to discharge properly the directors' fiduciary duties in accordance with the GCL and (b) the Company has received from such person a confidentiality agreement in customary form. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquiror, with respect to any of the foregoing. The Company shall promptly (within 24 hours) advise the Acquiror following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise the Acquiror of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

                    (b) Nothing contained in this Section 6.06 or any other provision of this Agreement shall prohibit the Company or the Company's Board of Directors from notifying any third party that contacts the Company on an unsolicited basis after the date hereof concerning an Acquisition Proposal of the Company's obligations under this Section 6.06.

                    6.07 NO RIGHTS TRIGGERED. Except as Previously Disclosed, the Company shall take all reasonable steps necessary, if any, to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any Rights to any person (a) under the Constitutive Documents of the Company or any of its Subsidiaries or (b) under any Contract to which the Company or any of its Subsidiaries is a party.

                    6.08 REGULATORY APPLICATIONS. (a) The Acquiror, its Subsidiaries and the Company shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of the Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of the Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                    (b) Each of the Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

                    6.09 CERTAIN EMPLOYEE BENEFITS. (a) As soon as reasonably practicable after the Effective Time, the Acquiror shall cause accruals under the tax-qualified retirement plans and nonqualified retirement plans maintained by the Company and its Subsidiaries to cease. At the time such accruals cease, all affected participants' benefits under the tax-qualified retirement plans shall become fully vested, a partial year employer contribution shall be made under the Company ESOP for such partial year on a basis consistent with recent past practice for full years, and an employer matching contribution shall be made to the Company's 401(k) Plan for such partial year on the same basis (and the Company may amend the Company ESOP to the extent necessary to enable such contribution). As promptly as reasonably practicable after the Effective Time, the Acquiror will cause the Company ESOP and the Company's 401(k) plan to be merged with the Acquiror's 401(k) plan; but prior to such merger, all participants (and beneficiaries of deceased participants) under the Company ESOP shall be provided an opportunity to receive immediate lump sum distributions of their entire balances which they may keep or rollover/transfer to personal IRAs or a tax-qualified defined contribution retirement plan of the Acquiror (and the Company may amend the Company ESOP to the extent necessary to enable such distribution). Coincident with the aforesaid cessation of accruals, the Acquiror shall cause employees covered by those discontinued plans to become covered by the tax-qualified retirement plans and the nonqualified defined benefit excess plan maintained by the Acquiror for the benefit of its employees. The Acquiror shall cause each such plan to recognize service with the Company and its Subsidiaries before the Effective Time for purposes of determining eligibility to participate in the plans and vesting in accrued benefits under the plans as if service with the Company and its Subsidiaries before the Effective Time were service with the Acquiror. The Acquiror shall not be obligated to recognize such service for the purpose of determining the accrual of benefits under such plans. The Acquiror shall establish qualified plans, nonqualified plans or cash compensation arrangements (or a combination thereof) to provide to certain selected employees a benefit approximately equal to the amount, if any, of (1) the estimated amount of employer-provided benefits that these certain selected employees will receive under the Acquiror's replacement plans, minus (2) the estimated amount of employer-provided benefits that these certain selected employees might have received under the discontinued plans of the Company and its Subsidiaries if those plans had continued in effect.

               (b) From time to time after the Effective Time, the Acquiror shall discontinue all welfare benefit plans maintained by the Company and its Subsidiaries for the benefit of employees of the Company and its Subsidiaries and replace them with welfare benefit plans of the Acquiror (excluding, however, any change in control severance pay plans). The Acquiror shall cause any such plan of the Acquiror to recognize service with the Company or its Subsidiaries before the Effective Time for purposes of determining eligibility to participate in the plans and vesting in benefits under the plans as if service with the Company or its Subsidiaries before the Effective Time were service with the Acquiror. The Acquiror shall recognize such service for the purpose of determining vacation entitlements and for the purpose of determining the amount of severance pay. Such service shall be recognized for determining entitlement to retiree medical benefits but shall not be recognized for determining an employee's cost for retiree medical benefits.

               (c) The Acquiror will, and will cause the Surviving Corporation to honor, in accordance with their terms and accrued as of the Effective Time, all employee (or former employee) benefit obligations accrued as of the Effective Time and, to the extent Previously Disclosed, all employee severance obligations under plans and policies in existence on the date of this Agreement.

                    6.10 NOTIFICATION OF CERTAIN MATTERS. (a) Each of the Company and the Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material breach of any of its representations, warranties, covenants or agreements contained herein.

                    (b) The Company shall promptly notify the Acquiror, and the Acquiror shall promptly notify the Company, of:

                    (1) Any notice or other communication from any person alleging that the consent of such person is or may be required as a condition to the Merger;

                    (2) Any notice or other written communications from any Client (A) terminating or threatening to terminate any material Contract with the Company relating to the rendering of services to such Client or (B) relating to any material dispute with such Client; or

                    (3) Any notice or other communication from any Governmental Authority or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement.

                    6.11 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.
(a) From and after the Effective Time, the Acquiror agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries, determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time or arising out of any conduct of Acquiror or any of its Affiliates that imposes, results in or gives rise to an "unfair burden" on any Registered Funds for purposes of Section 15(f) of the Investment Company Act, whether asserted or claimed prior to, at or after the Effective Time (including with respect to the transactions contemplated by this Agreement), to the fullest extent that the Company or such Subsidiary would have been permitted under the law of its jurisdiction of incorporation and its Constitutive Documents in effect on the date hereof to indemnify such person (and the Acquiror shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides and undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); PROVIDED that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the Company's Constitutive Documents shall be made by independent counsel selected by the Surviving Corporation and reasonably acceptable to such officer or director.

                    (b)  Any Indemnified Party wishing to claim
indemnification under Section 6.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (1) the Acquiror or the Surviving Corporation shall have the right to assume the defense thereof and the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Acquiror or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that the Acquiror shall be obligated pursuant to this Section 6.11 to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (2) the Indemnified Parties will cooperate in the defense of any such matter and (3) the Acquiror shall not be liable for any settlement effected without its prior written consent; and PROVIDED FURTHER that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                    (c) For a period of three years from the Effective Time, the Acquiror shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any of the Company's Subsidiaries (determined as of the Effective Time) (as opposed to the Company) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; PROVIDED; HOWEVER, that in no event shall the Acquiror be required to expend more than 200 percent of the current amount expended by the Acquiror (such product, the "INSURANCE AMOUNT") to maintain or procure such directors and officers insurance coverage; PROVIDED, FURTHER, that if the Acquiror is unable to maintain or obtain the insurance called for by this Section 6.11, the Acquiror shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; PROVIDED, FURTHER, that officers and directors of the Company or any Company Subsidiary may be required to make application and provide customary representations and warranties to the Acquiror's insurance carrier for the purpose of obtaining such insurance; and PROVIDED, FURTHER, that such coverage will have a single aggregate for such three-year period in an amount not less than the annual aggregate of such coverage currently provided by the Company.

                    (d) If the Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity, then and in each case, proper provision shall be made so that successors and assigns of Acquiror shall assume the obligations set forth in this Section 6.11.

                    (e) The provisions of this Section 6.11 are intended to be for the benefit of, and enforceable in accordance with their terms by, Indemnified Parties.

                    6.12 SECTION 15 OF THE INVESTMENT COMPANY ACT. (a) The Company will use its reasonable best efforts to obtain as promptly as practicable, (i) the approval of the stockholders of each of the Registered Funds, pursuant to the provisions of Section 15 of the Investment Company Act applicable thereto, of a new investment company advisory agreement for such Registered Funds no less favorable to the Company or its Subsidiaries to that in effect immediately prior to the Closing, and (ii) a consent to assignment from each private accountholder to whom it is providing investment advisory services.

                    (b) Acquiror shall use its reasonable best efforts to assure, prior to the Closing Date, the satisfaction of the conditions set forth in Section 15(f) of the Investment Company Act with respect to each Registered Fund.

                    (c) Acquiror agrees to use its reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act with respect to the Registered Funds.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                    7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of the Acquiror, the Merger Subsidiary and the Company to consummate the Merger is subject to the fulfillment or written waiver by the Acquiror and the Company prior to the Closing of each of the following conditions:

                    (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by the requisite vote of the holders of outstanding shares of Company Common Stock entitled to vote thereon.

                    (b) GOVERNMENTAL AND REGULATORY CONSENTS. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Merger and for the prevention of any termination of any material right, privilege, license or agreement of either the Acquiror, its Subsidiaries or the Company and its Subsidiaries shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; PROVIDED, HOWEVER, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have been such that the Acquiror would not reasonably have entered into this Agreement had such condition or restriction been known as of the date hereof.

                    (c) THIRD PARTY CONSENTS. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

                    (d) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                    7.02 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing of each of the following conditions:

                    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); PROVIDED, HOWEVER, that for purposes of determining the satisfaction of the condition contained in this
          Section 7.02(a), such representations and warranties shall be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth in Section 5.02 or in Section 5.03 relating to "Material" or "Material Adverse Effect") are reasonably likely to constitute or give rise to, individually or in the aggregate, a Material Adverse Effect on the Acquiror and the Company shall have received a certificate, dated the Closing Date, signed on behalf of the Acquiror by a senior executive officer to such effect.

                    (b) PERFORMANCE OF OBLIGATIONS OF THE ACQUIROR. The Acquiror and the Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of the Acquiror by a senior executive officer to such effect.

                    7.03 CONDITIONS TO OBLIGATION OF THE ACQUIROR. The obligation of each of the Acquiror and the Merger Subsidiary to consummate the Merger is also subject to the fulfillment or written waiver by the Acquiror prior to the Closing of each of the following conditions:

                    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); PROVIDED, HOWEVER, that for purposes of determining the satisfaction of the condition contained in this
          Section 7.03(a), such representations and warranties shall be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth in Section 5.02 or in Section 5.03 relating to "Material" or "Material Adverse Effect") are reasonably likely to constitute or give rise to, individually or in the aggregate, a Material Adverse Effect on the Company, and the Acquiror shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Acquiror shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                                  ARTICLE VIII

                                  TERMINATION

                    8.01 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

                    (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of the Acquiror and the Company.

                    (b) BREACH. At any time prior to the Effective Time, by the Acquiror or the Company in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party or the Surviving Corporation.

                    (c) DELAY. At any time prior to the Effective Time, by the Acquiror or the Company in the event that the Effective Time has failed to occur on or before August 31, 1998, except to the extent that such failure arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                    (d) NO APPROVAL. By the Company or the Acquiror, if (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or such Governmental Authority shall have requested the permanent withdrawal of any application therefor, or any such approval shall be made subject to any condition or restriction described in the proviso to Section 7.01(b) or (2) the approval of the Company's stockholders required by Section 7.01(a) is not obtained at the Meeting.

                    (e) FAILURE TO RECOMMEND, ETC. By the Acquiror, if at any time prior to the Meeting, the Company's Board of Directors shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the Acquiror.

                    (f) ALTERNATIVE TRANSACTION. By the Company, if the Company shall immediately thereafter enter into a definitive agreement with a third party providing for an Acquisition Transaction on terms determined, in good faith, by the Board of Directors of the Company, after consultation with and considering the advice of outside counsel and financial advisers to such Board, to be such that termination of this Agreement and entry into such third-party agreement is required in order to discharge properly the directors' fiduciary duties in accordance with the GCL.

                    8.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement.

                    8.03 TERMINATION FEE.   (a)   The Company agrees to pay
to the Acquiror a cash fee (the "FEE") of $19,500,000:

                    (1) If this Agreement (A) is terminated by the Acquiror pursuant to Section 8.01(e) or by the Company pursuant to Section 8.01(f) and (B) prior thereto or within eighteen months after such termination, either

                    (x) the Company shall have entered into an agreement to engage in an Acquisition Transaction or an Acquisition Transaction shall have occurred, or

                    (y) the Board of Directors of the Company shall have authorized or approved an Acquisition Transaction or shall have publicly announced an intention to authorize or approve an Acquisition Transaction or shall have recommended that the stockholders of the Company approve or accept an Acquisition Transaction (each of the events set forth in Clause (x) or (y), a "FEE TRIGGER EVENT").

                    (2) if this Agreement (A) is terminated by the Acquiror pursuant to Section 8.01(b) (other than a termination solely because of a breach constituting a Material Adverse Effect on the Company as a consequence of (i) the effects of changes in securities markets or (ii) the effect on the Company of the announcement of this Agreement and the transactions contemplated hereby or (iii) the effects of changes in the financial services markets in general) and (B) prior thereto or within twelve months after such termination, there shall occur a Fee Trigger Event, PROVIDED that the subject Acquisition Transaction shall represent consideration having an aggregate value (reasonably determined), directly or indirectly, to the Company or its stockholders in excess of the $37.25 per share (after adjustment for changes in the capitalization of the Company after the date hereof).

                    (b) The Company shall notify the Acquiror promptly in writing of its knowledge of the occurrence of a Fee Trigger Event; PROVIDED, HOWEVER, that the giving of such notice shall not be a condition to the right of the Acquiror to the Fee.

                    (c) The Fee shall be payable, without setoff, by wire transfer in immediately available funds, to an account specified by the Acquiror, not later than three business days following the first occurrence of a Fee Trigger Event.

                                   ARTICLE IX

                                  MISCELLANEOUS

                    9.01 SURVIVAL No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement; PROVIDED, HOWEVER, that (a) the agreements of the parties contained in Sections 3.03, 3.04 and 3.05 and 6.11, and in
Article VIII and this Article IX shall survive the Effective Time and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Sections 6.05(b), 8.02 and 8.03 and in this Article IX shall survive such termination.

                    9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Merger by the shareholders of the Company, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

                    9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                    9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State.

                    9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

                    9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

               If to the Company, to:

                    Piper Jaffray Companies Inc
                    222 South Ninth Street
                    Minneapolis, Minnesota 55402
                    Attention:  Addison Piper
                                Chairman and Chief Executive Officer
                    Facsimile:  (612) 342-6085

                    With copies to:

                    James C. Melville, Esq.
                    Kaplan, Strangis and Kaplan
                    15500 Norwest Center
                    90 South Seventh Street
                    Minneapolis, Minnesota 55402
                    Facsimile:  (612) 375-1143

                                    and

                    Steven C. Kennedy, Esq.
                    Faegre & Benson LLP
                    2200 Norwest Center
                    90 South Seventh Street
                    Minneapolis, Minnesota 55402
                    Facsimile:  (612) 336-3026

               If to the Acquiror, to:

                    U.S. Bancorp
                    601 Second Avenue South
                    Minneapolis, Minnesota 55402
                    Attention:  Lee R. Mitau, Esq.
                    Facsimile:  (612) 973-4333

                    With a copy to:

                    H. Rodgin Cohen, Esq.
                    Sullivan & Cromwell
                    125 Broad Street
                    New York, New York 10004
                    Facsimile:  (212) 558-3588

                    9.07 ENTIRE UNDERSTANDING; NO THIRD-PARTY BENEFICIARIES. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.11, insofar as such Section expressly provides certain rights to the Indemnified Parties named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               *                   *                   *

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                       PIPER JAFFRAY COMPANIES INC.


                                       By:       /S/ ADDISON PIPER
                                          -------------------------------
                                          Name:     Addison L. Piper
                                          Title:    Chairman, President and
                                                   Chief Executive Officer


                                       U.S. BANCORP


                                       By:       /S/ RICHARD ZONA
                                          -------------------------------
                                          Name:     Richard A. Zona
                                          Title:    Vice Chairman


                                       CUB ACQUISITION CORPORATION


                                       By:       /S/ SUSAN E. LESTER
                                          -------------------------------
                                          Name:     Susan E. Lester
                                          Title:    President

                                                                   APPENDIX B


                  [LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]




                                                               March 24, 1998

Board of Directors
Piper Jaffray Companies Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN  55402

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the common stockholders of Piper Jaffray Companies Inc. ("Piper Jaffray") of the consideration to be received by such stockholders in the proposed merger (the "Merger") of Piper Jaffray with and into a wholly owned subsidiary ("Merger Sub") of U.S. Bancorp ("U.S. Bancorp"), pursuant to the Agreement and Plan of Merger dated as of December 14, 1997 between Piper Jaffray, Merger Sub and U.S. Bancorp (the "Agreement"). Under the terms of the Merger, stockholders of Piper Jaffray will receive $37.25 in cash as described in the Agreement (the "Consideration") for each of their shares of common stock, par value $1.00 per share of Piper Jaffray. It is our understanding that the Merger will be accounted for as a purchase accounting transaction under generally accepted accounting practices.

     Keefe, Bruyette & Woods, Inc. as part of its investment banking business, is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of financial services companies, we have experience in, and knowledge of, the valuation of financial services enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Piper Jaffray and U.S. Bancorp and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Piper Jaffray and U.S. Bancorp for our own account and for the accounts of our customers. We have acted exclusively for the Board of Directors of Piper Jaffray in rendering this fairness opinion and will receive a fee from Piper Jaffray for our services.

     In rendering our opinion, we have (i) reviewed, among other things, the Merger Agreement, Annual Reports to stockholders and Annual Reports on Form 10-K of Piper Jaffray

Piper Jaffray Companies, Inc.
Board of Directors
Page 2



for the five years ended September 30, 1997 and Annual Reports on Form 10-K of U.S. Bancorp for the four years ended December 31, 1996, certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Piper Jaffray and Quarterly Reports on Form 10-Q of U.S. Bancorp and certain internal financial analyses and forecasts for Piper Jaffray prepared by management;
(ii) held discussions with members of the senior management of Piper Jaffray regarding past and current business operations, regulatory relationships, financial condition and future prospects of the company; (iii) compared certain financial and stock market information for Piper Jaffray and U.S. Bancorp with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the securities industry; and (v) performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of Piper Jaffray as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of Piper Jaffray and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following:
(i) the historical and current financial position and results of operations of Piper Jaffray and U.S. Bancorp; (ii) the assets and liabilities of Piper Jaffray and U.S. Bancorp; and (iii) the nature and terms of certain other merger transactions involving securities firms and banking holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking and securities industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the common stockholders of Piper Jaffray.

                                   Very truly yours,


                                   KEEFE, BRUYETTE & WOODS, INC.

                                                                     APPENDIX C

                SECTION 262 OF DELAWARE GENERAL CORPORATION LAW


SECTION 262 APPRAISAL RIGHTS

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to SECTION 228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251 (other than a corporation which has in its certificate of incorporation the provision required by subsection
(g)(7)(i) of Section 251 of this title), 252, 254, 257, 258, 263 or 264 of this Chapter;

   (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this Chapter.

   (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (ii) shares of stock of any other corporation or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares, or fractional depository receipts described in the foregoing clauses (i), (ii) and (iii) of this subsection.

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this Chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and (e), shall apply as nearly as is practicable.

   (d)     Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merge or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to SECTION 228 or SECTION 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholder shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publications as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distribution payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PIPER JAFFRAY COMPANIES INC.              THIS PROXY IS SOLICITED ON BEHALF OF
PIPER JAFFRAY TOWER                       THE BOARD OF DIRECTORS
222 SOUTH NINTH STREET                    The undersigned hereby appoints
MINNEAPOLIS, MINNESOTA 55402              Addison L. Piper and Andrew S. Duff,
                                          and each of them, as Proxies, each
                                          with the power to appoint his
                                          substitute, and hereby authorizes them
                                          to represent and to vote, as
                                          designated below, all the shares of
                                          capital stock of Piper Jaffray
                                          Companies Inc. held for the benefit of
                                          the undersigned through the Piper
                                          Jaffray Companies Inc. Stock
                                          Investment Plan on March 13, 1998, at
                                          the Special Meeting of Stockholders to
                                          be held on April 30, 1998, or any
                                          adjournment thereof.

PROXY

     APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 14, 1997 BY AND AMONG PIPER JAFFRAY COMPANIES INC., U.S. BANCORP AND CUB ACQUISITION CORPORATION.

                      / / FOR      / / AGAINST      / / ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                ------------------------------------------------
                                Signature

                                ------------------------------------------------
                                Signature if held jointly

                                Dated:
                                        ----------------------------------------
                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PIPER JAFFRAY COMPANIES INC.              THIS PROXY IS SOLICITED ON BEHALF OF
PIPER JAFFRAY TOWER                       THE BOARD OF DIRECTORS
222 SOUTH NINTH STREET                    The undersigned hereby appoints
MINNEAPOLIS, MINNESOTA 55402              Addison L. Piper and Andrew S. Duff,
                                          and each of them, as Proxies, each
                                          with the power to appoint his
                                          substitute, and hereby authorizes them
                                          to represent and to vote, as
                                          designated below, all the shares of
                                          capital stock of Piper Jaffray
                                          Companies Inc. held of record by the
                                          undersigned on March 13, 1998, at the
                                          Special Meeting of Stockholders to be
                                          held on April 30, 1998, or any
                                          adjournment thereof.

PROXY

     APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 14, 1997 BY AND AMONG PIPER JAFFRAY COMPANIES INC., U.S. BANCORP AND CUB ACQUISITION CORPORATION.

                      / / FOR      / / AGAINST      / / ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                ------------------------------------------------
                                Signature

                                ------------------------------------------------
                                Signature if held jointly

                                Dated:
                                        ----------------------------------------
                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PIPER JAFFRAY COMPANIES ESOP              THIS ESOP VOTING DIRECTION FORM IS
C/O NORWEST BANK MINNESOTA, N.A.          SOLICITED ON BEHALF OF THE PIPER
SHAREOWNER SERVICES DEPARTMENT            JAFFRAY COMPANIES ESOP
P.O. BOX 64859                            The undersigned hereby directs the
ST. PAUL, MINNESOTA 55164-0859            fiduciaries of the Piper Jaffray
                                          Companies ESOP to vote, as designated
                                          below, all the shares of capital stock
                                          of Piper Jaffray Companies Inc. held
                                          for the benefit of the undersigned on
                                          March 13, 1998, at the Special Meeting
                                          of Stockholders to be held on April
                                          30, 1998, or any adjournment thereof.

ESOP VOTING DIRECTION FORM

     APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 14, 1997 BY AND AMONG PIPER JAFFRAY COMPANIES INC., U.S. BANCORP AND CUB ACQUISITION CORPORATION.

                      / / FOR      / / AGAINST      / / ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

THIS FORM, WHEN PROPERLY EXECUTED, WILL DIRECT THE FIDUCIARIES OF THE PIPER JAFFRAY COMPANIES ESOP (THE "ESOP FIDUCIARIES") TO VOTE THE NUMBER OF SHARES HELD FOR THE BENEFIT OF THE UNDERSIGNED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THESE SHARES WILL BE VOTED FOR OR AGAINST THE PROPOSAL IN THE SAME PROPORTIONS AS ALL OTHER SHARES VOTED AT THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT THEREOF (INCLUDING SHARES FOR WHICH ESOP PARTICIPANTS' DIRECTIONS HAVE BEEN RECEIVED AND SHARES NOT HELD BY THE
ESOP). THE ESOP FIDUCIARIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                ------------------------------------------------
                                Signature

                                Dated:
                                        ----------------------------------------
                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE

 TO BE EFFECTIVE, THIS FORM MUST BE RECEIVED BY NORWEST BANK MINNESOTA, N.A. NO
               LATER THAN 4:00 P.M., LOCAL TIME, APRIL 28, 1998.